As filed with the Securities and Exchange Commission on October 5, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHEVRON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

94-0890210

(I.R.S. employer identification number)

CHEVRON CORPORATION

6001 Bollinger Canyon Road,

San Ramon, California 94583-2324

(925) 842-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mary A. Francis

Corporate Secretary and Chief Governance Officer

Chevron Corporation

6001 Bollinger Canyon Road, San Ramon, CA 94583

(925) 842-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Scott A. Barshay

Steven J. Williams

Kyle T. Seifried

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

(212) 373-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common Stock, par value $0.75 per share	491,934	$73.96	$36,383,438.64	$3,969.43

(1)

This Registration Statement on Form S-3 (this “Registration Statement”) registers offers and sales of 491,934 shares of the registrant’s common stock, par value $0.75 per share (the “Chevron common stock”) issuable to former employees, former directors and other former service providers (collectively, the “Former Employees”) of Noble Energy Corporation (“Noble Energy”) who were granted certain stock options, cash-settled restricted stock units, shares of restricted stock and notional shares of restricted stock of Noble Energy prior to the effective time of the merger (“Merger”) of Noble Energy with Chelsea Merger Sub Inc., a direct, wholly-owned subsidiary of the registrant (“Merger Sub”), pursuant to the Agreement and Plan of Merger, dated as of July 20, 2020 (“Merger Agreement”), among the registrant, Merger Sub and Noble Energy, and which have been assumed by the registrant in connection with the Merger. Pursuant to Rule 416(a), the number of shares of Chevron common stock being registered shall be adjusted to include any additional shares of Chevron common stock that may become issuable as a result of stock splits, stock dividends or similar transactions in accordance with the anti-dilution provisions of the Assumed Equity Plans (as defined below) and agreements evidencing outstanding awards thereunder.

(2)

Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”). The price per share of Chevron common stock is based on the average of the high and low prices reported for a share of Chevron common stock on the New York Stock Exchange on September 28, 2020.

(3)	Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $109.10 per $1,000,000 of the proposed maximum aggregate offering price.

EXPLANATORY NOTE

This Registration Statement registers 491,934 shares of common stock, par value $0.75 per share (the “Chevron common stock”) of Chevron Corporation (“we”, “Chevron” or the “Company”) to be offered in connection with certain equity awards assumed by us pursuant to the Agreement and Plan of Merger, dated as of July 20, 2020 (the “Merger Agreement”) by and among the Company, Chelsea Merger Sub Inc., a direct, wholly-owned subsidiary of the Company (“Merger Sub”), and Noble Energy, Inc. (“Noble Energy”). Effective as of October 5, 2020, Merger Sub merged with and into Noble Energy (the “Merger”), with Noble Energy continuing as the surviving corporation and a direct, wholly-owned subsidiary of the Company. In connection with the Merger, each issued and outstanding share of Noble Energy common stock, par value $0.01 per share, was converted automatically into 0.1191 shares of Chevron common stock (the “Exchange Ratio”).

Pursuant to the terms of the Merger Agreement, certain outstanding Noble Energy stock options, cash-settled restricted stock unit awards and restricted stock awards were converted into a corresponding award with respect to Chevron common stock. In addition, certain Noble Energy performance share unit awards were converted into restricted stock unit awards with respect to a fixed number of shares of Chevron common stock based on assumed performance at target. In each case, the number of shares underlying the award was adjusted based on the Exchange Ratio.

This Registration Statement registers Chevron common stock to be offered pursuant to the Assumed Equity Plans (as defined in the accompanying prospectus) to former employees, former directors and other former service providers (“Former Employees”) of Noble Energy and its subsidiaries who continue to hold awards under the Assumed Equity Plans following completion of the Merger. This Registration Statement uses Form S-3 rather than Form S-8 in accordance with a Compliance and Disclosure Interpretation of the Securities and Exchange Commission (the “Commission”) on Securities Act Forms, providing that former employees of an issuer may use Form S-8 to exercise certain equity awards only if the options were granted to such employees while they were employed by the issuer. Post-Effective Amendment No. 1 on Form S-8 to Form S-4 (File No. 333-164620) has been filed to register Chevron common stock to be offered and sold pursuant to certain employee benefits plans assumed by Chevron in the Merger, including the Assumed Equity Plans, to current employees of Noble Energy and its subsidiaries who continue to hold equity awards under such plans.

This Registration Statement contains the form of prospectus to be used in connection with these offers and sales. The form of prospectus is to be used by us in connection with the offer and sale by us of Chevron common stock upon exercise or settlement of equity awards under the Assumed Equity Plans.

PROSPECTUS

491,934 SHARES OF COMMON STOCK

ISSUABLE UPON EXERCISE OF AWARDS

under the

NOBLE ENERGY, INC. 2017 LONG-TERM INCENTIVE PLAN

2015 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS OF NOBLE ENERGY, INC.

2005 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS OF NOBLE ENERGY, INC.

NOBLE ENERGY, INC. 1992 STOCK OPTION AND RESTRICTED STOCK PLAN

This prospectus relates to the 491,934 shares of Chevron common stock issuable upon the vesting and/or exercise of certain stock options, cash-settled restricted stock units, shares of restricted stock and notional shares of restricted stock (collectively, the “Noble Energy Equity Awards”) granted under the Noble Energy, Inc. 2017 Long-Term Incentive Plan, the 2015 Stock Plan for Non-Employee Directors of Noble Energy, Inc., the 2005 Stock Plan for Non-Employee Directors of Noble Energy, Inc., and the Noble Energy, Inc. 1992 Stock Option and Restricted Stock Plan that are currently outstanding and held by eligible former employees, former directors and other former service providers (collectively, the “Former Employees”) of Noble Energy. In connection with the Merger, the Company assumed the obligations under the Noble Energy, Inc. 2017 Long-Term Incentive Plan (the “Assumed Noble Energy 2017 Plan”), the 2015 Stock Plan for Non-Employee Directors of Noble Energy, Inc. (the “Assumed Noble Energy 2015 Plan”), the 2005 Stock Plan for Non-Employee Directors of Noble Energy, Inc. (the “Assumed Noble Energy 2005 Plan”), and the Noble Energy, Inc. 1992 Stock Option and Restricted Stock Plan (the “Assumed Noble Energy 1992 Plan”, and together with the Assumed Noble Energy 2017 Plan, the Assumed Noble Energy 2015 Plan and the Assumed Noble Energy 2005 Plan, the “Assumed Equity Plans”). Eligible Former Employees of Noble Energy refer to individuals who were former employees, other former service providers and former directors as of the effective time of the merger on October 5, 2020, the effective date of the Merger.

We will receive the proceeds from the sales of shares of Chevron common stock pursuant to the exercise of any stock options held by Former Employees under the Assumed Equity Plans; however, we will not receive any proceeds if the options are exercised on a cashless basis. We will not receive any proceeds from the issuance of shares of Chevron common stock in connection with the vesting or settlement of cash-settled restricted stock units, shares of restricted stock and notional shares of restricted stock held by Former Employees under the Assumed Equity Plans.

YOU SHOULD READ THIS PROSPECTUS AND ANY SUPPLEMENT TO THIS PROSPECTUS CAREFULLY BEFORE YOU INVEST.

The Chevron common stock is listed on the New York Stock Exchange under the symbol “CVX.”

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Investing in our securities involves risk. See “Risk Factors” on page 5 of this prospectus. In addition, please review any additional risk factors in any prospectus supplement or documents we incorporate by reference.

The date of this prospectus is October 5, 2020.

ABOUT THIS PROSPECTUS	i
CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995	1
BACKGROUND OF THIS OFFERING	2
DESCRIPTION OF THE COMPANY	4
RISK FACTORS	5
USE OF PROCEEDS	6
DESCRIPTION OF CHEVRON CAPITAL STOCK	7
PLAN OF DISTRIBUTION	8
LEGAL MATTERS	9
EXPERTS	10
WHERE YOU CAN FIND MORE INFORMATION; DOCUMENTS INCORPORATED BY REFERENCE	11
APPENDIX A—PLAN PROSPECTUSES	A-1

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may offer from time to time any combination of the securities described in this prospectus in one or more offerings.

On July 19, 2020, the Company entered into the Merger Agreement pursuant to which Merger Sub merged with and into Noble Energy, with Noble Energy continuing as the surviving corporation in the Merger and a direct, wholly-owned subsidiary of the Company. On October 5, 2020, the Merger was completed. This prospectus provides you with a general description of the Chevron common stock issuable with respect to the Noble Energy Equity Awards which were previously granted to Former Employees of Noble Energy pursuant to the Noble Energy Equity Plans (as defined below) and were assumed by the Company under the Assumed Equity Plans, pursuant to the terms and conditions set forth in the Merger Agreement.

Statements contained herein concerning the provisions of certain documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC. You should read this prospectus together with the additional information described herein under the heading “Where You Can Find More Information; Documents Incorporated by Reference.” You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus, any prospectus supplement or any documents we incorporate by reference in this prospectus and any prospectus supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

i

CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This prospectus (including the documents incorporated by reference) contains certain forward-looking statements relating to Chevron’s operations that are based on management’s current expectations, estimates and projections about the petroleum, chemicals and other energy-related industries. Words or phrases such as “anticipates,” “expects,” “intends,” “plans,” “targets,” “forecasts,” “projects,” “believes,” “seeks,” “schedules,” “estimates,” “positions,” “pursues,” “may,” “could,” “should,” “will,” “budgets,” “outlook,” “trends,” “guidance,” “focus,” “on schedule,” “on track,” “is slated,” “goals,” “objectives,” “strategies,” “opportunities,” “poised,” “potential” and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond the Company’s control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this report. Unless legally required, Chevron undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are: changing crude oil and natural gas prices and demand for our products, and production curtailments due to market conditions; crude oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries and other producing countries; public health crises, such as pandemics (including coronavirus (COVID-19)) and epidemics, and any related government policies and actions; changing economic, regulatory and political environments in the various countries in which the company operates; general domestic and international economic and political conditions; changing refining, marketing and chemicals margins; the company’s ability to realize anticipated cost savings, expenditure reductions and efficiencies associated with enterprise transformation initiatives; actions of competitors or regulators; timing of exploration expenses; timing of crude oil liftings; the competitiveness of alternate-energy sources or product substitutes; technological developments; the results of operations and financial condition of the company’s suppliers, vendors, partners and equity affiliates, particularly during extended periods of low prices for crude oil and natural gas during the COVID-19 pandemic; the inability or failure of the company’s joint-venture partners to fund their share of operations and development activities; the potential failure to achieve expected net production from existing and future crude oil and natural gas development projects; potential delays in the development, construction or start-up of planned projects; the potential disruption or interruption of the Company’s operations due to war, accidents, political events, civil unrest, severe weather, cyber threats, terrorist acts, or other natural or human causes beyond the Company’s control; the potential liability for remedial actions or assessments under existing or future environmental regulations and litigation; significant operational, investment or product changes required by existing or future environmental statutes and regulations, including international agreements and national or regional legislation and regulatory measures to limit or reduce greenhouse gas emissions; the potential liability resulting from pending or future litigation; the ability to successfully integrate the operations of Chevron and Noble Energy and achieve the anticipated benefits from the transaction, the Company’s other future acquisitions or dispositions of assets or shares or the delay or failure of such transactions to close based on required closing conditions; the potential for gains and losses from asset dispositions or impairments; government mandated sales, divestitures, recapitalizations, industry-specific taxes, tariffs, sanctions, changes in fiscal terms or restrictions on scope of company operations; foreign currency movements compared with the U.S. dollar; material reductions in corporate liquidity and access to debt markets; the receipt of required Board authorizations to pay future dividends; the effects of changed accounting rules under generally accepted accounting principles promulgated by rule-setting bodies; the Company’s ability to identify and mitigate the risks and hazards inherent in operating in the global energy industry; and the factors set forth under the heading “Risk Factors” on pages 18 through 21 of Chevron’s 2019 Annual Report on Form 10-K, on pages 41 to 43 of Chevron’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, and in subsequent filings with the U.S. Securities and Exchange Commission. Other unpredictable or unknown factors not discussed in this report could also have material adverse effects on forward-looking statements.

1

BACKGROUND OF THIS OFFERING

On October 5, 2020 (the “Effective Time”), as a result of the Merger, Noble Energy became a direct, wholly-owned subsidiary of the Company. Pursuant to the Merger Agreement, at the Effective Time:

1.

Each outstanding option to purchase shares of Noble Energy common stock (as defined below) (each, a “Noble Energy Stock Option”) granted under any Noble Energy Equity Plan (as defined below), whether or not vested, ceased to represent a right to acquire shares of Noble Energy common stock, and thereafter constitutes an option to acquire, on the same terms and conditions as were applicable under such Noble Energy Stock Option immediately prior to the Effective Time, including any provisions for acceleration, the number (rounded down to the nearest whole number) of shares of Chevron common stock, determined by multiplying (x) the number of shares of Noble Energy common stock subject to such Noble Energy Stock Option immediately prior to the Effective Time by (y) the Merger Consideration (as defined below). The exercise price per share of Chevron common stock subject to any such Noble Energy Stock Option at and after the Effective Time shall be an amount (rounded up to the nearest one hundredth of a cent) equal to (A) the exercise price per share of Noble Energy common stock subject to such Noble Energy Stock Option immediately prior to the Effective Time divided by (B) the Merger Consideration;

2.

Each cash-settled restricted stock unit award (each, a “Noble Energy RSU Award”) that corresponds to shares of Noble Energy common stock granted under any Noble Energy Equity Plan, outstanding as of the Effective Time, whether or not vested, ceased to represent a Noble Energy RSU Award with respect to Noble Energy common stock and thereafter constitutes a cash-settled restricted stock unit award, on the same terms and conditions as were applicable under such Noble Energy RSU Award immediately prior to the Effective Time, including any provisions for acceleration, with respect to the number (rounded to the nearest whole number) of shares of Chevron common stock determined by multiplying (x) the number of shares of Noble Energy common stock subject to such Noble Energy RSU Award immediately prior to the Effective Time by (y) the Merger Consideration. For the avoidance of doubt, any amounts relating to dividend equivalent rights, if any, granted with respect to such Noble Energy RSU Award that were accrued but unpaid as of the Effective Time carried over and will be paid if required by and in accordance with the terms and conditions as were applicable to such Noble Energy RSU Award immediately prior to the Effective Time;

3.

Each share of restricted Noble Energy common stock subject to vesting, repurchase or other lapse restriction solely based on continued service (each, a “Noble Energy RS Award”) granted under any Noble Energy Equity Plan, outstanding as of the Effective Time, whether or not vested, ceased to represent a Noble Energy RS Award with respect to Noble Energy common stock and thereafter constitutes a restricted stock award, on the same terms and conditions as were applicable under such Noble Energy RS Award immediately prior to the Effective Time, including any provisions for acceleration, with respect to the number (rounded to the nearest whole number) of shares of Chevron common stock determined by multiplying (x) the number of shares of Noble Energy common stock subject to such Noble Energy RS Award immediately prior to the Effective Time by (y) the Merger Consideration. For the avoidance of doubt, any amounts relating to dividend equivalent rights, if any, granted with respect to such Noble Energy RS Award that were accrued but unvested and unpaid as of the Effective Time carries over and will be paid if required by and in accordance with the terms and conditions as were applicable to such Noble Energy RS Award immediately prior to the Effective Time;

4.

Each award of notional shares of restricted Noble Energy common stock whose vesting is conditioned in full or in part based on achievement of performance goals or metrics (each, a “Noble Energy PS Award”) granted under any Noble Energy Equity Plan, outstanding as of the Effective Time, whether or not vested, ceased to represent a Noble Energy PS Award with respect to Noble Energy common stock and thereafter constitutes an award, on the same terms and conditions as were applicable under such Noble Energy PS Award immediately prior to the Effective Time (other than any performance-

2

based vesting conditions), including any provisions for acceleration, with respect to the number (rounded to the nearest whole number) of shares of Chevron common stock determined by multiplying (x) the number of shares of Noble Energy common stock subject to such Noble Energy PS Award immediately prior to the Effective Time (assuming that any performance-based vesting conditions applicable to such Noble Energy PS Award for any performance period that had not been completed as of the Effective Time were achieved at “target” performance as of the Effective Time) by (y) the Merger Consideration. For the avoidance of doubt, any amounts relating to dividend equivalent rights, if any, granted with respect to such Noble Energy PS Award that were accrued but unvested and unpaid as of the Effective Time carried over and will be paid if required by and in accordance with the terms and conditions as were applicable to such Noble Energy PS Award immediately prior to the Effective Time.

For purposes of this prospectus:

“Noble Energy common stock” means shares of Noble Energy’s common stock, par value $0.01 per share.

“Noble Energy Equity Plans” means, collectively, the Noble Energy, Inc. 2017 Long-Term Incentive Plan, the 2015 Stock Plan for Non-Employee Directors of Noble Energy, Inc., the 2005 Stock Plan for Non-Employee Directors of Noble Energy, Inc., and the Noble Energy, Inc. 1992 Stock Option and Restricted Stock Plan. In connection with the Merger, the Company assumed the obligations under the Noble Energy, Inc. 2017 Long-Term Incentive Plan, the 2015 Stock Plan for Non-Employee Directors of Noble Energy, Inc., the 2005 Stock Plan for Non-Employee Directors of Noble Energy, Inc., and the Noble Energy, Inc. 1992 Stock Option and Restricted Stock Plan.

“Merger Consideration” means the right to receive 0.1191 of a share of validly issued, fully paid and non-assessable shares of Chevron common stock.

3

DESCRIPTION OF THE COMPANY

Chevron Corporation manages its investments in subsidiaries and affiliates and provides administrative, financial, management and technology support to U.S. and international subsidiaries that engage in integrated energy and chemicals operations. Upstream operations consist primarily of exploring for, developing and producing crude oil and natural gas; processing, liquefaction, transportation and regasification associated with liquefied natural gas; transporting crude oil by major international oil export pipelines; transporting, storage and marketing of natural gas; and a gas-to-liquids plant. Downstream operations consist primarily of refining crude oil into petroleum products; marketing of crude oil and refined products; transporting crude oil and refined products by pipeline, marine vessel, motor equipment and rail car; and manufacturing and marketing of commodity petrochemicals, plastics for industrial uses and fuel and lubricant additives.

Chevron is incorporated in Delaware. Chevron’s principal executive offices are located at 6001 Bollinger Canyon Road, San Ramon, California 94583-2324, and its telephone number is (925) 842-1000. Chevron’s website address is www.chevron.com. Information contained on Chevron’s website does not constitute part of this prospectus. Chevron’s common stock is publicly traded on the NYSE, under the ticker symbol “CVX.” Additional information about Chevron is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information; Documents Incorporated by Reference” beginning on page 11.

4

RISK FACTORS

An investment in the Chevron common stock involves risks. You should carefully consider the information contained or incorporated by reference in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein, including, in particular, the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the three and six months ended June 30, 2020. See “Where You Can Find More Information; Documents Incorporated by Reference.” Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

5

USE OF PROCEEDS

We will receive the proceeds from the sales of shares of Chevron common stock pursuant to the exercise of any Noble Energy Stock Options held by Former Employees under the Assumed Equity Plans; however, we will not receive any proceeds if such Noble Energy Stock Options are exercised on a cashless basis. The proceeds from the sales of shares of Common Stock pursuant to the exercise of any Noble Energy Stock Options held by Former Employees under the Assumed Equity Plans, if any, would be used for general corporate purposes. The Company has no basis for estimating the number of shares of Common Stock that will ultimately be sold pursuant to the exercise of such Noble Energy Stock Options. The Company will receive no proceeds from the vesting and settlement of Noble Energy RSU Awards, Noble Energy RS Awards, or Noble Energy PS Awards in respect of Former Employees.

6

DESCRIPTION OF CHEVRON CAPITAL STOCK

The following describes the material terms of the capital stock of Chevron. This description is qualified in its entirety by reference to the certificate of incorporation and by-laws of Chevron which are incorporated by reference into this prospectus. For more information about the documents incorporated by reference into this prospectus, see “Where You Can Find More Information; Documents Incorporated by Reference” on page 11.

The authorized capital stock of Chevron currently consists of six billion shares of common stock, par value $0.75 per share, and one hundred million shares of preferred stock, par value $1.00 per share. As of September 30, 2020, there were 1,867,323,448 shares of Chevron common stock outstanding.

Chevron Common Stock

The holders of Chevron common stock are entitled to receive such dividends or distributions as are lawfully declared on Chevron common stock, to have notice of any authorized meeting of stockholders, and to one vote for each share of Chevron common stock on all matters which are properly submitted to a vote of Chevron stockholders. As a Delaware corporation, Chevron is subject to statutory limitations on the declaration and payment of dividends. In the event of a liquidation, dissolution or winding up of Chevron, holders of Chevron common stock have the right to a ratable portion of assets remaining after satisfaction in full of the prior rights of creditors, including holders of Chevron’s indebtedness, all liabilities and the aggregate liquidation preferences of any outstanding shares of Chevron preferred stock. The holders of Chevron common stock have no conversion, redemption, preemptive or cumulative voting rights. All outstanding shares of Chevron common stock are, and the shares of Chevron common stock to be issued pursuant to this prospectus will be, validly issued, fully paid and non-assessable. On September 30, 2020, there were approximately 115,594 holders of record of Chevron common stock.

Chevron Preferred Stock

Chevron’s certificate of incorporation expressly authorizes Chevron’s board of directors to issue preferred stock in one or more series, to establish the number of shares in any series and to set the designation and preferences of any series and the powers, rights, qualifications, limitations or restrictions on each series of preferred stock.

7

PLAN OF DISTRIBUTION

We are registering 491,934 shares of Chevron common stock with respect to the Noble Energy Equity Awards which were previously granted to the Former Employees of Noble Energy pursuant to the Noble Energy Equity Plans and were assumed by Chevron under the Assumed Equity Plans, pursuant to the terms and conditions set forth in the Merger Agreement. The shares of Chevron common stock offered by this prospectus are listed on the New York Stock Exchange. We will pay all of the costs of this offering, other than any exercise price of any Noble Energy Equity Awards. No commissions, discounts, concessions or other compensation will be paid to any underwriter or broker-dealer in connection with such issuance. For a description of the Assumed Equity Plans, see “Appendix A—Plan Prospectuses.”

The decision to exercise the options to purchase shares of Chevron common stock or to otherwise receive shares of Chevron common stock on the vesting of any Noble Energy Equity Award must be made pursuant to each investor’s evaluation of his or her best interests. Our board of directors does not make any recommendation to prospective investors.

8

LEGAL MATTERS

The validity of the shares of Chevron common stock offered pursuant to this prospectus has been passed upon for Chevron by Paul, Weiss, Rifkind, Wharton & Garrison LLP.

9

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Chevron Corporation for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Tengizchevroil LLP, incorporated in this prospectus by reference to the Annual Report on Form 10-K of Chevron Corporation for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

10

WHERE YOU CAN FIND MORE INFORMATION; DOCUMENTS INCORPORATED BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is completed:

•	Annual report on Form 10-K for the year ended December 31, 2019;

•	Definitive proxy statement on Schedule 14A for the 2020 annual meeting of stockholders;

•	Quarterly reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020;

•

Current Reports on Form 8-K filed on January 3, 2020, February  3, 2020, March  24, 2020, May  12, 2020, May  29, 2020, July  20, 2020, August  13, 2020, September  9, 2020, September  24, 2020 and October 2, 2020 (other than the portions of those documents not deemed to be filed pursuant to the rules promulgated under the Exchange Act); and

•

The description of the Chevron common stock contained in Chevron’s certificate of incorporation, dated May 30, 2008, filed as Exhibit 3.1  to Chevron’s Quarterly Report on Form 10-Q filed with the SEC on August 7, 2008 (which updates and supersedes the description in Chevron’s registration statements filed under Section 12 of the Exchange Act), including any amendment or report filed with the SEC for the purpose of updating this description.

Furthermore, all filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of this prospectus and prior to the termination of this offering (other than portions of these documents deemed to be “furnished” or not deemed to be “filed,” including the portions of these documents that are either (1) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items) shall be deemed to be incorporated by reference into this prospectus.

We encourage you to read our periodic and current reports, as we think these reports provide additional information about our company which prudent investors find important. We make available free of charge most of our SEC filings through our Internet website (www.chevron.com) as soon as reasonably practical after they are filed with the SEC. The information contained on our website is not a part of this prospectus. You may access these SEC filings on our website. You also may request a copy of these filings at no cost, by writing to or telephoning us at:

Chevron Corporation

6001 Bollinger Canyon Rd., Building A

San Ramon, California 94583

Attention: Investor Relations

Telephone: (925) 842-1000

11

APPENDIX A—PLAN PROSPECTUSES

Prospectus

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

44,000,000 Shares of Common Stock

Par Value $0.01 per Share

NOBLE ENERGY, INC.

Offered under the

NOBLE ENERGY, INC.

2017 LONG-TERM INCENTIVE PLAN

(Amended and Restated Effective April 23, 2019)

This prospectus relates to a maximum of 44,000,000 shares of common stock, par value $0.01 per share, of Noble Energy, Inc. that are reserved for issuance under the Noble Energy, Inc. 2017 Long-Term Incentive Plan (Amended and Restated Effective April 23, 2019).

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 3, 2019.

NOBLE ENERGY, INC.

INTRODUCTION

Noble Energy, Inc., (referred to in this prospectus as “the Company,” “our,” or “we”) a Delaware corporation, is offering its employees, directors, and consultants, and the employees, directors, and consultants of any parent or subsidiaries, shares of its common stock, par value $0.01 per share (the “Common Stock”), under the terms of the Noble Energy, Inc. 2017 Long-Term Incentive Plan (Amended and Restated Effective April 23, 2019).

Our Common Stock trades on the New York Stock Exchange under the symbol “NBL.” Our headquarters are located at 1001 Noble Energy Way, Houston, Texas 77070, and our telephone number is (281) 872-3100. You may access our website at www.nblenergy.com. The information on our website or on any website referring to us is not part of this prospectus.

SUMMARY OF THE 2017 LONG-TERM INCENTIVE PLAN

On April 23, 2019, our stockholders approved the amendment and restatement of the Noble Energy, Inc. 2017 Long-Term Incentive Plan (as so amended and restated, the “Plan”), after such amendment was adopted by the Company’s Board of Directors (the “Board”) on January 29, 2019.

The Plan allows for the grant of stock options (which consist of incentive stock options and nonqualified stock options), stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance awards, stock awards and other incentive awards to employees and other service providers of the Company and its subsidiaries who are in a position to make a positive contribution to the success of the Company and its subsidiaries. The purposes of the Plan are to attract and retain highly qualified individuals to perform services for the Company and its subsidiaries, to further align the interests of those individuals with those of our stockholders and to more closely link compensation with Company performance. The Plan provides an essential component of the Company’s total compensation package, reflecting the importance that we place on aligning the interests of our employees and service providers with those of our stockholders.

The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended, nor is it a qualified plan within the meaning of Section 401(a) of the Internal Revenue Code of 1986 (the “Code”).

Neither the Plan nor any award granted under the Plan create a trust or separate fund of any kind or a fiduciary relationship between the Company or any subsidiary and a participant or any other person. A participant’s rights with respect to an award are no greater than the right of any general unsecured creditor of the Company or any subsidiary.

Material Terms of the Plan

The following is a summary of the Plan’s material terms and provisions. A copy of the Plan has been provided to you with or before the delivery of this prospectus. The following description of the Plan is qualified in all respects by reference to the full text of the Plan itself.

Administration. The Plan provides for administration by the Compensation Committee of the Board or such other committee as the Board may designate (the “Committee”). The Committee has the authority to make all determinations under the Plan, prescribe all forms for use with the Plan and adopt rules for the administration of the Plan. The Committee may delegate any right granted to the Committee under the Plan to Company officers, other members of or committees of the Board or any other appointed agents, except where such delegation would violate state corporate law.

Eligibility. Employees and other service providers of the Company who, in the Committee’s opinion, are in a position to make a positive contribution to the success of the Company are eligible to participate in the Plan. The Committee determines the type and size of award and sets the terms, conditions, restrictions and limitations applicable to the award within the confines of the Plan’s terms.

Available Shares. Subject to adjustment for certain corporate events, the maximum number of shares of Common Stock available for grant under the Plan is 44,000,000. For purposes of determining the number of shares available for grant under the Plan at any time after grants have been made under the Plan, (1) upon the granting of stock options and SARs, any such grant reduces the number of shares available for grant under the Plan by one share for each share subject to such an award, and (2) upon the granting of all other awards (other than stock options and SARs) that may be paid or settled only in shares of Common Stock or in either cash or Common Stock (or a combination thereof), any such grant reduces the number of shares available for grant under the Plan by an amount equal to 2.39 shares for each share subject to such an award. The grant of SARs, RSUs, performance awards or other incentive awards that may be paid or settled only for cash will not affect the share limit. If any award other than an award that can be paid or settled only for cash is canceled or forfeited, or terminates, expires or lapses, for any reason, the shares then subject to such award will again be available for grants of awards under the Plan and will be added back to the number of shares available under the Plan on the same numerical basis as was used at the time the shares were granted to reduce the number of shares available under the Plan, except in the case of shares of Common Stock not delivered upon exercise of SARs, which will not be added back to the number of shares of Common Stock available for grant under the Plan. Shares tendered (either actually or by attestation) or withheld to satisfy an exercise price or tax withholding obligation for an award, or that are repurchased by the Company using stock option proceeds, will not again be available for issuance under the Plan.

The Plan contains anti-dilution provisions that provide that, in the event of an equity restructuring or certain other corporate transactions, adjustments will be made in the maximum number of shares subject to the Plan, the award limits described below and the exercise price per share of outstanding awards.

Award Limits. The maximum number of shares of Common Stock that may be issued pursuant to incentive stock options under the Plan is 14,000,000 shares. The maximum number of shares of Common Stock that may be subject to stock options and SARs granted under the Plan to any one person during a fiscal year is 800,000 shares. The maximum number of shares of Common Stock that may be subject to awards (other than stock options and SARs) granted under the Plan to any one person during a fiscal year is 800,000 shares. These limitations are subject to adjustment due to certain corporate changes.

No Repricing or Reload Rights. Except for adjustments for certain corporate changes as provided in the Plan, no award may be repriced, replaced, regranted through cancellation or otherwise modified without stockholder approval, if the effect would be to reduce the exercise price for the shares underlying the award. Further, no underwater stock option or SAR may be canceled in exchange for cash or for the purpose of granting a replacement award of a different type.

Types of Awards

Stock Options. The Committee may grant you an incentive stock option intended to meet the requirements of Section 422 of the Code. Any other stock option granted under the Plan is a nonqualified stock option. Incentive stock options may be granted only to employees of the Company and its subsidiaries. All stock options will be subject to terms, conditions, restrictions and limitations established by the Committee, including rules as to exercisability in the event of termination of employment or service, consistent with the Plan’s terms.

Generally, the exercise price of a stock option granted under the Plan may not be less than the fair market value of the Common Stock on the date of grant, unless the stock option is granted in connection with certain transactions and complies with certain requirements of the Code. Incentive stock options must be granted at

100% of fair market value (or, in the case of an incentive stock option granted to a 10% stockholder, 110% of fair market value and not exercisable after the expiration of five years from the date such incentive stock option is granted). The exercise price of a stock option may be paid in cash or cash equivalents, in shares of Common Stock already owned by you, or such other consideration as the Committee approves. No stock option may be exercisable later than 10 years after the date that it is granted.

Stock Appreciation Rights. You may be granted an SAR entitling you to receive an amount in cash, shares of Common Stock or both, as determined by the Committee, equal to the amount by which our Common Stock appreciates in value after the date of the award. The Committee will determine when an SAR will vest and become exercisable. Generally, the exercise price of a SAR will not be less than the fair market value of the Common Stock on the date of grant. However, the exercise price may be less if the SAR is granted in connection with certain transactions and complies with special rules under Section 409A of the Code. No SAR will be exercisable later than 10 years after the date of grant. The SAR award agreement will set other terms, conditions, restrictions and limitations as determined by the Committee, including on exercisability in the event of termination of employment or service.

Restricted Stock. The Committee may grant you an award of restricted stock, or Common Stock that you must return to us if certain conditions are not satisfied. The Committee will determine the restriction period and may impose other terms, conditions and restrictions on restricted stock, including vesting on achievement of performance goals pursuant to a performance award and rules as to vesting in the event of termination of employment or service. The Committee also may require you to pay for grants of restricted stock. Subject to the terms and conditions of the restricted stock award agreement, a participant holding restricted stock will have the right to receive dividends on the shares of restricted stock during the restriction period, vote the restricted stock and enjoy all other stockholder rights related to the shares of Common Stock. Restricted stock (and any associated dividends) generally will be held by the Company in escrow for your benefit until such time as the restricted stock is either forfeited by you or the restrictions thereon terminate. Upon expiration of the restriction period, you will be entitled to shares of Common Stock not subject to restriction and payment of dividends and other distributions that have accrued prior to the expiration of the restriction period.

Restricted Stock Units. You may be granted an award of RSUs, which are fictional shares of Common Stock. The Committee determines the restriction period and may impose other terms, conditions and restrictions on RSUs, including vesting on achievement of performance goals pursuant to a performance award and rules as to vesting in the event of termination of employment or service. When the restrictions lapse, you will be entitled to receive one share of Common Stock or cash equal to the market value of one share of Common Stock as provided in the award agreement. An RSU award may include the grant of a dividend equivalent cash right or dividend equivalent unit right. A dividend equivalent cash right is a contingent right to receive an amount in cash equal to the cash distributions made with respect to a share of Common Stock during the period the RSU is outstanding. A dividend equivalent unit right is a contingent right to have additional RSUs credited to you equal to the number of shares of Common Stock (at fair market value) that may be purchased with the cash dividends. No dividend equivalent cash right or dividend equivalent unit right will vest or be payable sooner than the date on which the underlying RSU has vested.

Performance Awards. The Committee may grant you a performance award payable in cash (including an annual bonus award) or Common Stock (or a combination thereof) upon the achievement of certain performance goals over a performance period. Performance awards may be combined with other awards to impose performance criteria as part of the terms of the other awards. For each performance award, the Committee will determine (1) the amount you may earn in the form of cash or shares of Common Stock or a formula for determining the amount payable to you, (2) the performance criteria and level of achievement versus such performance criteria that will determine the amount payable or number of shares of Common Stock to be granted, issued, retained or vested, (3) the performance period over which performance is to be measured, which may not be shorter than one year, (4) the timing of any payments to be made, (5) restrictions on the transferability of the award and (6) other terms and conditions that are not inconsistent with the Plan.

A performance measure for a performance award may be described in terms of objectives that are related to you individually or objectives that are company-wide or related to a subsidiary, division, department, region, function or business unit of the Company or a subsidiary in which you are employed or with respect to which you perform services. Performance measures may consist of one or more criteria listed in the Plan, as set forth in the performance award. The Committee has the authority to reduce, but not to increase, the amount payable in cash and the number of shares of Common Stock to be issued, retained or vested pursuant to such a performance award.

Stock Awards. You may be granted a stock award consisting of shares of Common Stock that are not subject to restrictions. Stock awards may be issued for cash consideration or for no cash consideration.

Other Incentive Awards. The Committee may grant other incentive awards under the Plan based on, payable in or otherwise related to, shares of Common Stock that the Committee determines to be consistent with the Plan’s purposes. Any such incentive awards will be subject to any terms, conditions, restrictions or limitations established by the Committee. Payment of other incentive awards will be made at the times and in the forms, which may be cash, shares of Common Stock or other property, established by the Committee.

Other Plan Provisions

Change of Control. If there is a change of control (as defined in the Plan) while you are an employee or service provider of the Company or a subsidiary followed by the termination of your employment or service by us without cause or your resignation for good reason within 24 months following the change of control, each outstanding award held by you under the Plan will become immediately vested and fully exercisable and any restrictions on the award will lapse on that date. However, any performance award will vest upon such termination according to the performance achieved as measured through the last day of the month immediately preceding the date of such termination of employment or service. Upon a change of control where the Company is not the surviving entity (or survives only as a subsidiary of another entity), unless the Committee determines otherwise, all outstanding stock options and SARs that are not exercised at or before the occurrence of the change of control will be assumed by or replaced with comparable options and rights in the surviving entity (or a parent of the surviving entity), and other outstanding awards will be converted into similar awards of the surviving entity (or a parent of the surviving entity). The Committee also has discretion, no later than the commencement of the change of control, to require you to surrender any award in exchange for appropriate consideration as described in the Plan.

Withholding Taxes. We may deduct or withhold, or require you to remit to us, an amount sufficient to satisfy any taxes required by law or regulation to be withheld with respect to any award under the Plan. Payment of withholding taxes may be made by withholding shares of Common Stock from any payment of Common Stock due or by your delivery to the Company or the applicable subsidiary of previously acquired shares of Common Stock, in either case having an aggregate fair market value equal to the amount of the required withholding taxes.

Award Transferability. Generally, no award may be sold, transferred, pledged, exchanged or disposed of, except by will or the laws of descent and distribution. However, if provided in the award agreement, you may transfer nonqualified stock options to a permitted transferee.

Company Clawback Policies. By accepting or exercising any award granted under the Plan, you agree to abide and be bound by any policies adopted by the Company, including our compensation recoupment policy as contained in our Code of Conduct, as amended from time to time, and any other policies adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or exchange listing standards promulgated thereunder, providing for the repayment or forfeiture of any award or payment resulting from an accounting restatement or similar circumstances.

Amendment and Termination. Our Board may at any time suspend, terminate, amend or modify the Plan. However, without stockholder approval we may not make any modification or amendment that would increase the total number of shares of Common Stock available under the Plan (other than adjustments in connection with certain corporate reorganizations and other events) or change the designation or class of persons eligible to receive awards under the Plan, or for which stockholder approval is otherwise required by or necessary to comply with applicable law or the listing requirements of an exchange or association on which the Common Stock is then listed or quoted. Upon termination of the Plan, its terms and provisions will continue to apply to awards granted before termination. No suspension, termination, amendment or modification of the Plan may adversely affect in any material way any award previously granted to you under the Plan without your consent. Unless terminated earlier by the Board, the Plan will terminate on January 28, 2029.

Employment Relationship

Nothing contained in the Plan, this prospectus or any award agreement confers on you the right to continue employment or other service relationship with us, or prevents us from terminating your employment or service to the Company or a subsidiary.

No Guarantee Against Risks

There are many risks associated with the ownership of our Common Stock. Neither we nor our officers or directors can assure a profit, protect against a loss on the shares purchased under the Plan or assure that the value of our Common Stock will appreciate relative to the exercise price or purchase price of any award granted under the Plan.

Government and Other Regulations

The Plan, and the granting of awards and issuance of shares of Common Stock under the Plan, are subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or government agency or national securities exchanges as may, in the opinion of counsel for the Company, be required.

U.S. FEDERAL INCOME TAX CONSEQUENCES OF AWARDS UNDER THE PLAN

The following discussion is for general information only and is based on the federal income tax laws now in effect, which are subject to change, possibly retroactively. This summary does not discuss all aspects of federal income taxation that may be important to you in light of your individual investment circumstances or if you are subject to special tax rules. Moreover, this summary does not address state, local or foreign tax consequences. You are urged to consult your tax advisor regarding the federal, state, local and foreign income and other tax consequences of your awards and of acquiring and holding our Common Stock.

Nonqualified Stock Options

You are generally not subject to federal income tax upon the grant of a nonqualified stock option. But when you exercise a nonqualified stock option, you will recognize ordinary income for federal income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the option exercise price. We generally should be entitled to a federal income tax deduction at the same time and in the same amount that you recognize ordinary income.

When you sell or dispose of the shares acquired on exercise of a nonqualified stock option, you generally will have a capital gain (or loss) based on the difference between the price at which you sell the shares and the fair market value of the shares on the date you acquired them. The capital gain (or loss) is considered “long-term” or “short-term” depending on how long you have held the shares before the sale, and is taxed accordingly.

Incentive Stock Options

You are generally not subject to tax upon the grant of an incentive stock option or upon its exercise. However, the excess of the fair market value of the shares you purchase on exercise over the exercise price paid will be an adjustment for purposes of the federal “alternative minimum tax.” In addition, if you exercise the option more than three months after termination of your employment (or one year if your employment terminates due to disability), the tax consequences of that exercise will be determined in accordance with the rules applicable to nonqualified stock options described above.

On disposition of the shares acquired by exercising an incentive stock option, if you held those shares for at least two years after the option’s date of grant and at least one year after the date of exercise, you will recognize a capital gain (or loss) equal to the difference between the amount realized on such sale and the exercise price paid. We generally will not be entitled to any federal income tax deduction in connection with either the exercise of the incentive stock option or your sale of such stock.

However, if you dispose of the shares acquired on exercise of an incentive stock option (including using them in a subsequent option exercise) within two years from the date of grant or within one year from the date of exercise (referred to as a “disqualifying disposition”), then you generally will recognize ordinary income at the time of disposition in an amount equal to the excess, if any, of the fair market value of the shares at the time of exercise (or, if less, the amount realized on such disqualifying disposition) over the exercise price paid, and the amount realized on the disposition minus the exercise price paid for the shares, and any additional gain you realize will be subject to tax as short-term or long-term capital gain. We generally may claim a federal income tax deduction at the time of such disqualifying disposition for the amount taxable to you as ordinary income. Accordingly, you are required to notify us of any disqualifying disposition of an incentive stock option.

Option Exercise with Shares

If you pay all or part of the option exercise price upon exercise of a nonqualified stock option by delivering shares of stock you already own, you will recognize no gain or loss for federal income tax purposes on the shares surrendered, but otherwise will be subject to tax according to the rules described above for nonqualified stock options. With respect to shares you acquire upon exercise which are equal in number to the shares you surrendered, such shares will be treated as exchanged for the shares surrendered in a non-taxable transaction, the basis of such shares will be equal to the basis of the shares surrendered, and the holding period of the shares acquired will include the holding period of the shares surrendered. With respect to the additional shares you receive upon exercise, you will recognize ordinary income in an amount equal to the fair market value of such shares on the date of receipt, the basis of such additional shares will be equal to the amount of income recognized, and the holding period for such additional shares will commence after the date of receipt.

If you pay all or part of the option exercise price upon exercise of an incentive stock option by surrender of shares acquired upon the exercise of an incentive stock option, and if the surrender is a “disqualifying disposition” (as would be the case, for example, if the Company withholds shares which would otherwise be delivered to you), any gain realized on such transfer will be taxable to you, as discussed above. Otherwise, when shares of stock are surrendered upon exercise of an incentive stock option, in general, no gain or loss will be recognized as a result of the exchange, the number of shares received that is equal in number to the shares surrendered will have a basis equal to the basis of the shares surrendered and (except for purposes of determining whether a disposition will be a disqualifying disposition) will have a holding period that includes the holding period of the shares exchanged, and any additional shares received will have a zero basis and will have a holding period that begins after the date of the exchange. If you dispose of any of the shares received within two years of the date of grant of the incentive stock option or within one year after exercise, the shares with the lowest basis will be deemed to be disposed of first, and such disposition will be a disqualifying disposition giving rise to ordinary income as discussed above.

Stock Appreciation Rights

You generally should not recognize any taxable income on the grant of an SAR. When you exercise an SAR, you generally will recognize ordinary income in an amount equal to any cash and the fair market value on the date of exercise of any Common Stock that you receive. We generally should be entitled to a corresponding federal income tax deduction. When you sell shares of Common Stock acquired on exercise of an SAR, you generally will have a taxable capital gain (or loss) equal to the difference between the amount realized on such sale and the fair market value on the date that you exercised the SAR. The capital gain or loss is considered long-term or short-term depending on how long you hold the shares before the sale.

Restricted Stock

You generally are not subject to federal income tax on the grant of restricted stock. Rather, you generally will recognize ordinary income equal to the fair market value of the shares when they become transferable or are otherwise no longer subject to a substantial risk of forfeiture (that is, when the restricted period lapses), less any amount you paid to purchase the shares. The Company generally will be entitled to a tax deduction at such time and in the same amount that you recognize ordinary income.

However, you may file an irrevocable “Section 83(b) election,” no later than 30 days after you receive an award of restricted stock, to recognize ordinary income at the time the restricted shares are awarded in an amount equal to their fair market value at that time (less any purchase price), notwithstanding the fact that such shares are subject to restrictions and a substantial risk of forfeiture. If you make a Section 83(b) election, you will not recognize any additional income when and if the restrictions lapse. However, if you later forfeit shares (for example, if you terminate employment before the restrictions lapse) or if the fair market value of the shares decreases after your election, you will not be allowed a tax deduction or refund for the taxes paid for the forfeited shares and the Company will be deemed to recognize ordinary income equal to the amount of the deduction allowed to the Company at the time of the election in respect of such forfeited shares.

Any dividends paid to you with respect to restricted shares generally will be taxed as compensation during the restricted period for those shares, but if you made a Section 83(b) election, any dividends paid with respect to the restricted shares will be taxed as dividend income rather than as compensation.

When you sell restricted shares after they vest, you generally will recognize a capital gain (or loss). If you did not make a Section 83(b) election, the amount of gain (or loss) will be the difference between the amount realized on the sale and the fair market value of those shares at the time the restrictions lapsed. If you made a Section 83(b) election with respect to the shares, the amount of gain (or loss) will be the difference between the amount realized on the sale and the fair market value of those shares on the grant date. The capital gain or loss is considered long-term or short-term depending on the holding period for the shares before the sale, which generally is measured from the date on which the restrictions lapsed (or from the grant date if you made a Section 83(b) election).

Restricted Stock Units

You generally are not subject to federal income tax on the grant of RSUs. Rather, you generally will recognize ordinary income when the award is settled in an amount equal to any cash and the fair market value of any stock received on the date of settlement. The Company should be entitled to a corresponding income tax deduction. When you sell shares of Common Stock that you receive on settlement of RSUs, you generally will have a taxable capital gain (or loss) equal to the difference between the amount realized on the sale and the fair market value of the shares when they were transferred to you. The capital gain or loss is considered long-term or short-term depending on how long you hold the shares before the sale.

Dividend Equivalent Rights

You generally will recognize ordinary income on the receipt of cash or transfer of shares of Common Stock in payment of any dividend equivalent cash rights or dividend equivalent unit rights in an amount equal to the cash received or the fair market value of the Common Stock transferred, as applicable. The Company generally should be entitled to a corresponding income tax deduction.

Stock Awards

You generally will recognize income for federal income tax purposes at the time that a stock award that has no restrictions is granted to you, and the Company generally should be entitled to a corresponding deduction.

Other Incentive Awards

The tax treatment of other incentive awards will depend on the type of award.

Payment of Taxes

You are required, no later than the date as of which the value of your award first becomes includible in your gross income for federal income tax purposes, to pay to the Company or applicable subsidiary, or to make arrangements satisfactory to the Committee regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to your awards. The obligations of the Company under the Plan are conditioned on your making of such payments or arrangements, and the Company and its subsidiaries will have the right, to the extent permitted by law, to deduct any such taxes from any payment of any kind otherwise due to you.

RESTRICTIONS ON RESALE

If you are an “affiliate” of the Company within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), shares of our Common Stock that you acquire under the Plan will be “restricted securities” under Rule 144. Any certificate representing such shares may bear a legend restricting the transfer of those shares. Such affiliates may not use this prospectus for any reoffer or resale of such shares. However, your sale or other disposition of such shares may be made pursuant to (1) the requirements of Rule 144, without regard to the holding period requirement therein, (2) another exemption from such registration under the Securities Act or (3) a separate prospectus prepared in accordance with the applicable form under the Securities Act. You should consult counsel for additional information regarding impediments with respect to your purchase and sale of shares of our Common Stock. Participants who are not affiliates of the Company may still sell their shares acquired pursuant to the terms of the Plan without compliance with the requirements of Rule 144 or the registration requirements of the Securities Act.

ADDITIONAL PROVISIONS AFFECTING CERTAIN INSIDERS

If you are an executive officer or director of the Company, you will be subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and to the short-swing profit liability provisions of Section 16(b) of the Exchange Act. We have designed the Plan so the grant and exercise of awards will conform to Rule 16b-3 issued under the Exchange Act and should, therefore, not be considered purchases or sales under Section 16(b). However, with respect to sales or other transactions involving shares acquired under the Plan, all executive officers and directors are advised to consult with our legal counsel and with their own personal advisors regarding restrictions, reporting and short-swing profit liability prior to the sale of any shares of Common Stock acquired under the Plan.

INCORPORATION BY REFERENCE OF CERTAIN INFORMATION

The Securities and Exchange Commission, or “SEC,” allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC. Any information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference into this prospectus the information contained in the documents listed below, which is considered part of this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2018, filed on February 19, 2019;

•	our Quarterly Report on Form 10-Q for the three-month period ended March 31, 2019;

•	our Current Report on Form 8-K, filed on April 24, 2019; and

•

the description of our Common Stock set forth in our registration statement filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, we incorporate by reference all documents that we file under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, unless otherwise stated therein), after the date of this prospectus and prior to the filing of a post-effective amendment to Form S-8 that indicates that the securities to which this prospectus relates have been sold or that deregisters the securities covered by this prospectus then remaining unsold, beginning on the dates on which such documents are filed. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, as the case may be, modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to any participant, on written or oral request, (1) a copy of the documents incorporated by reference in Item 3 of Part II of the Registration Statements filed on Form S-8 and this prospectus, and such documents are incorporated by reference in this prospectus, and (2) a copy of any other documents required to be delivered to participants under the Plan pursuant to Rule 428(b) under the Securities Act, including our annual report to stockholders, proxy statement, and other communications distributed to our stockholders generally. Direct your inquiries and requests for copies to: Noble Energy, Inc., 1001 Noble Energy Way, Houston, Texas 77070, Attention: Company Secretary.

WHERE YOU CAN FIND MORE INFORMATION

If you would like additional information regarding the Plan or its administrator, please contact Chevron Corporation at 6001 Bollinger Canyon Rd., San Ramon, California 94583-2324, or by telephone at (925) 842-1000.

We are subject to the informational requirements of the Exchange Act. Therefore, we file important reports and other information about the Company with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. The material may also be accessed electronically through the Investor Relations page of our website, www.nblenergy.com. Our website is not incorporated into or otherwise a part of this prospectus. In addition, the shares of our Common Stock are listed on the NYSE under the symbol “NBL.”

You should rely only on the information incorporated by reference or provided in this prospectus or any supplements. We have not authorized anyone to give you different information. You should not assume that the information incorporated by reference or provided in this prospectus or any supplements is accurate as of any date other than the date on the front of this document.

CHEVRON CORPORATION

2015 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS OF

NOBLE ENERGY, INC.

COMMON STOCK, $0.75 PAR VALUE

PROSPECTUS DATED OCTOBER 5, 2020

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS

COVERING SECURITIES THAT HAVE BEEN REGISTERED

UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

THESE SECURITIES HAVE NOT BEEN APPROVED OR

DISAPPROVED BY THE SECURITIES AND EXCHANGE

COMMISSION NOR HAS THE COMMISSION PASSED UPON

THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.

ANY REPRESENTATION TO THE CONTRARY IS A

CRIMINAL OFFENSE.

Chevron Merger—Conversion of Outstanding Awards

On July 20, 2020, Noble Energy, Inc. (“Noble”), Chevron Corporation (“Chevron” or the “Company”) and Chelsea Merger Sub, Inc., a direct, wholly owned subsidiary of Chevron, entered into the Agreement and Plan of Merger (the “Merger Agreement” and such transaction, the “Merger”). As you know, the Merger was completed on October 5, 2020. At the effective time of the Merger, each outstanding share of Noble common stock, par value $0.01 per share (each, a “Noble Share”) was converted into the right to receive 0.1191 of a validly issued, fully paid and non-assessable share of Chevron common stock, par value $0.75 per share (“Common Stock”). In connection with the Merger, Chevron has assumed the obligations under the 2015 Stock Plan for Non-Employee Directors of Noble Energy, Inc. (Amended and Restated Effective October 20, 2015) (the “Plan”).

In connection with the Merger, all then-outstanding awards of restricted stock (“Restricted Stock”) and nonqualified stock options (“Options”) granted under the Plan in respect of Noble Shares have been adjusted and converted into corresponding awards (each, a “Chevron Conversion Award”) in respect of shares of Chevron Common Stock.

The number of shares of Common Stock subject to such resulting Chevron Conversion Awards, other than options to purchase shares of Chevron Common Stock, was determined by multiplying the number of Noble Shares subject to the corresponding Noble Original Awards by 0.1191, rounded to the nearest whole number. The number of shares of Chevron Common Stock subject to such resulting options to purchase Chevron Shares was determined by multiplying the number of Noble Shares subject to the Options by 0.1191, rounded down to the nearest whole number. Similarly, the exercise price of the Options converted into options to purchase shares of Chevron Common Stock was adjusted by dividing the original exercise price by 0.1191, rounded up to the nearest one hundredth of a cent. Except for adjustments described above, the Merger did not change the terms and conditions of your outstanding awards. Each Chevron Conversion Award will remain subject to the same vesting and acceleration of vesting terms and conditions as were applicable to the corresponding Noble Original Award prior to the Merger. Your awards continue to be governed by the Plan. You should refer to the Plan for additional information.

The obligations under the Plan and the award agreements issued thereunder with respect to each Chevron Conversion Award have been assumed by Chevron effective as of the closing of the Merger. In addition, except where the context clearly requires otherwise, references in the Plan to Noble or the board of directors of Noble or any committee thereof will be deemed to refer to Chevron, the board of directors of Chevron or any committee thereof, as applicable.

Background Information

The Board of Directors of Noble adopted the 2015 Stock Plan for Non-Employee Directors of Noble Energy, Inc. on March 31, 2015, and the Plan was approved by Noble’s stockholders on April 28, 2015. The amendment and restatement of the Plan was approved and adopted by Board of Directors of Noble on October 20, 2015. The purposes of the Plan are to provide to each of the directors of Noble who is not an employee of Noble or one of its affiliates (i) an added incentive to continue in the service of Noble and (ii) a more direct interest in the future success of the operations of Noble by granting such directors stock options and restricted stock awards. This prospectus is intended to provide you information about the Plan and awards you may hold under the Plan.

The summary of the Plan contained in this prospectus describes only its material terms, is not intended to be complete and is qualified in its entirety by reference to the actual terms of the Plan. Except as the context otherwise requires, references in this prospectus to

•	“we,” “our,” “us” or the “Company” are to Chevron Corporation, a Delaware corporation, and, where applicable, its subsidiaries and affiliates;

•	the “Board” are to our Board of Directors;

•	a “Share” are to a share of our common stock, par value $0.75 per share;

•	the “Plan” are to the 2015 Stock Plan for Non-Employee Directors of Noble Energy, Inc., as in effect from time to time; and

•	the “Code” are to the U.S. Internal Revenue Code of 1986, as amended from time to time, and the regulations issued thereunder.

The Plan provides for the grant of any of the following types of awards (or any combination thereof):

•	stock options; and

•	restricted stock.

No new awards will be granted under the Plan. As of the date of this prospectus, there were 21,295 shares of Common Stock subject to outstanding stock options and 10,287 shares of Common Stock subject to outstanding restricted stock awards, in each case, granted under the Plan.

The Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended, and it is not a “qualified” plan under Section 401(a) of the Code.

Eligibility

Who is eligible to receive a grant under the Plan?

As previously noted, no new awards will be granted under the Plan. Prior to April 28, 2020, any non-employee directors of the Company or its affiliates (“Non-Employee Directors”) who were selected by the Board were eligible for awards under the Plan. Except as otherwise required by applicable law or regulation or stock exchange rules, the Board had the sole and complete authority to determine who was granted an award under the Plan.

Plan Administration

Who administers the Plan?

The Plan is administered by the Board. The Board has the authority, in its discretion to (a) determine the period within which each stock option may be exercised, (b) determine the restrictions (including forfeiture restrictions), terms and conditions to be applicable to each award, (c) construe and interpret the provisions of the Plan and any agreement evidencing an award, (d) amend the agreement evidencing the grant of any award to accelerate its exercisability or the lapse of its restrictions or otherwise modify the restrictions, terms and conditions applicable to such award, and (e) adopt such rules and procedures, appoint such agents and take all such other action as the Board may deem to be necessary or appropriate for the proper administration of the Plan. Any interpretation of the Plan or decision made by the Board is final and binding on all persons. Notwithstanding the preceding, following the closing of the Merger, the Plan will be amended to provide that it will be administered by the Corporate Secretary of the Company or his or her designee.

Stock Options

The Board previously set the terms of your stock option grant at the time the grant was made. These terms are described in an award agreement. When you were awarded a stock option, you received your award agreement, which you should read carefully.

What is a stock option?

A stock option is an award that gives the stock option holder the opportunity to buy a Share directly from us at a fixed price per Share (called the exercise price) during a specific time period commencing on the date the stock option becomes exercisable. All options granted under the Plan are non-qualified stock options. Stock options granted under the Plan will be subject to the terms and conditions established by the Board. Except as otherwise determined by the Board or with respect to certain equitably adjusted equity awards, the exercise price of the stock options were not less than the fair market value of a Share on the date such stock option was granted.

What does it mean for a stock option to become “exercisable”?

You can purchase a Share covered by a stock option at the exercise price established on the grant date only after the date on which that stock option becomes exercisable (this is also described as being “vested”).

When does a stock option become exercisable?

In general, for your stock option to become exercisable, you must have been a Non-Employee Director from the date the stock option was granted through the vesting date applicable to that stock option, unless your award agreement specifically provides otherwise. At the time that you receive your stock option, the Board determined the date or dates on which your stock options will vest and become exercisable. This vesting schedule will be described in your award agreement. In addition, your stock options will vest and become exercisable in full upon your death or disability or upon your retirement as a regular director because of age in accordance with the mandatory retirement provisions of Article III of the By-laws of Noble.

Notwithstanding any vesting dates set by the Board, the Board, may, in its sole discretion, accelerate the exercisability of any stock option, which acceleration will not affect the terms and conditions of such stock option other than with respect to exercisability.

How long does a vested stock option remain exercisable?

Once a stock option vests, you will be able to exercise that stock option for a period determined by the Board and set forth in your award agreement. Although the period during which a stock option may be exercised may vary from award to award, the longest period of time for which a stock option will remain exercisable is ten years from the date it is granted (the “Option Period”). If your directorship terminates, the period during which you can exercise your vested stock options may change. (See “What happens if I terminate service before I exercise a stock option?” for details).

What is the stock option exercise price?

The exercise price is the price per Share that you will pay if you decide to exercise a vested stock option. The Board established the exercise price, as applicable, on the date the stock option was granted, and this will be set forth in your stock option award agreement. Generally, the exercise price will be not less than the fair market value of a Share on the grant date. The “fair market value” of our Shares on the grant date will generally be the closing sales price per Share reported on the New York Stock Exchange on the grant date, or, if there is no such sale on the grant date, then on the last preceding date on which such a sale was reported.

What must I do to exercise a stock option?

•

You must give written notice of exercise of your vested stock option to the Corporate Secretary and Chief Governance Officer of the Company in accordance with the terms of the award agreement specifying the number of stock options you intend to exercise.

•	You must also pay us the total exercise price for the Shares purchased upon the exercise of the stock options, including any applicable taxes. (See “U.S. Federal Income Taxes” for details).

•

You may pay us the exercise price of the stock options and any applicable withholding taxes in cash, by certified check or cashier’s check, by tendering (either actually or by attestation) Shares owned by you, or any combination of the foregoing.

When do I have rights as a stockholder as a result of a stock option?

Neither you nor anyone else will become the owner of the Shares subject to a stock option, or have any of the rights that a holder of such stock would have, until you exercise that stock option.

Do I have the right to exchange my stock option for another award?

No.

What happens if I terminate service before I exercise a stock option?

Unless otherwise provided in your award agreement, in the event of your termination of directorship, your stock options will be treated as follows:

(a) If you experience a termination for cause, then your stock options will automatically terminate and be of no further force or effect as of the date your directorship terminated;

(b) If you die or become disabled (within the meaning of section 22(e)(3) of the Code, as determined by the Board in its discretion) while a director, or retire as a regular director because of age in accordance with the mandatory retirement provisions of Article III of the By-laws of Noble, the stock option will become exercisable in full and may be exercised prior to the earlier of (i) the expiration of five years after such death or disability, or (ii) the expiration of the exercise period applicable to such stock option, but not thereafter, by the executor or administrator of your estate, or by the person or persons who will have acquired the stock option by bequest or inheritance or permitted transfer; or

(c) your directorship is terminated within the exercise period applicable to such stock option for any reason other than a reason specified in paragraphs (a) and (b) above, such stock option may be exercised, to the extent you were able to do so at the date of termination of the directorship, prior to the earlier of (i) the expiration of five years after such termination, or (ii) the expiration of the exercise period applicable to such stock, but not thereafter.

Restricted Stock Awards

The Board previously set the terms of your restricted stock award at the time of grant and will describe these terms in a restricted stock award agreement. When you were awarded restricted stock, you received your award agreement, which you should read carefully.

What is a restricted stock award?

A restricted stock award is a grant of Shares. Each Share granted under the restricted stock award is subject to forfeiture and restrictions until the date on which that Share vests. The period before the date on which restricted stock vests is called the “restricted period.”

What does it mean that the stock is “restricted”?

During the restricted period, you generally will not be permitted to sell, transfer, pledge, assign, encumber, or otherwise dispose of restricted stock. The specific restrictions (such as the schedule on which the Shares vest and cease to be restricted stock, which may differ with respect to each participant) applicable to your restricted stock, will be set forth in your restricted stock award agreement.

Will the restricted stock be registered in my name?

Yes. Restricted stock will be registered in your name.

What rights as a stockholder will I have during the restricted period?

Subject to the restrictions set forth in the applicable award agreement, you will generally have the rights and privileges of a stockholder with respect to awards of restricted stock, including the right to vote such Shares of restricted stock and the right to receive dividends. Any accumulated dividends will be payable at the same time as the underlying restricted stock vests.

How long is the restricted period?

The Board determined the restricted period for your restricted stock, which is reflected in your restricted stock award agreement. The Shares granted under each restricted stock award will be restricted for a period of at least one year from the date of the grant of such restricted stock award. When the restricted period has lapsed and any other vesting criteria established by the Board are attained with respect to a Share, you are generally free to sell or otherwise transfer that Share subject to applicable securities laws and the Company’s insider trading policy.

What happens if I terminate service before the end of the restricted period in respect of my restricted stock?

Unless otherwise provided in your award agreement, in the event of your termination of directorship during the restricted period, your restricted stock award will be treated as follows:

(i) If you experience a termination for cause, then all of the Shares granted under such restricted stock award will be forfeited by you to the Company, and will be transferred to the Company by you.

(ii) If you die or become disabled (within the meaning of section 22(e)(3) of the Code, as determined by the Board in its discretion) while a director, or retire as a regular director because of age in accordance with the mandatory retirement provisions of Article III of the By-laws of Noble, all restrictions, terms and conditions applicable to the Shares granted under such restricted stock award will terminate, and such shares will be delivered to you (or in the event of your death, to the your estate) free of such restrictions, terms and conditions.

Transferability; Adjustments to Awards

Are my awards transferable?

Each award may be exercised during your lifetime only by you or, if permissible under applicable law or the Plan, by your guardian, legal representative, beneficiary or permitted transferee. Generally, the award may not be transferred or encumbered other than by will or by the laws of descent and distribution.

No Share granted under a restricted stock may be sold, assigned, transferred, discounted, exchanged, pledged or otherwise encumbered or disposed of until all of the restrictions, terms and conditions applicable to such shares have been satisfied.

What happens if there is a corporate transaction involving the Company that affects its Shares (such as an extraordinary dividend, stock split, merger, or consolidation)?

In the event the Company effects a split of the outstanding Shares or pay a dividend in Shares, or in the event the outstanding Shares will be combined into a smaller number of shares, (a) the number of aggregate number of Shares that may be subject to stock options or restricted stock awards granted to a participant will be increased or decreased proportionately. If before delivery by the Company of all of the Shares in respect of which any stock option has been granted under the Plan, the Company effects such a split, dividend or combination, the shares still subject to the stock option will be increased or decreased proportionately and the purchase price per share will be increased or decreased proportionately so that the aggregate purchase price for all of the then optioned Shares will remain the same as immediately prior to such split, dividend or combination. In the event of a reclassification of the Shares not covered by the foregoing, or in the event of a liquidation or reorganization, including a merger, consolidation or sale of assets, the Board will make such adjustments, if any, as it may deem appropriate in the number, purchase price and kind of Shares covered by the unexercised portions of stock options theretofore granted under the Plan.

Effect of Change in Control

What happens to my awards upon a change in control?

In the event of a change in control while a holder of an outstanding stock option is a member of the Board, followed by the involuntary termination of such holder’s membership on the Board, including a failure to re-nominate such holder for election to the Board, for reasons other than a termination for cause within the 24-month period following the date of such change in control, such stock option will become exercisable in full. In the event of a change in control during the restricted period applicable to a restricted stock awards while the associated holder is a member of the Board, followed by the involuntary termination of such holder’s membership on the Board, including a failure to re-nominate such holder for election to the Board, for reasons other than a termination for cause within the 24-month period following the date of such change in control, all of the restrictions, terms and conditions applicable to the Shares granted under such restricted stock award will terminate, and such Shares will be delivered to the holder of such restricted stock award free of such restrictions, terms and conditions. For the avoidance of doubt, the Merger constituted a change in control for purposes of the Plan and to the extent your service on the Board of Directors of Noble terminated within the 24-month period following the Merger, the change in control vesting protections described herein are applicable.

For the purposes of the Plan, a “change in control” will be deemed to have occurred if:

(a) individuals who, as of March 31, 2015, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to March 31, 2015, whose election, or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board;

(b) consummation of a reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own outstanding voting securities representing at least fifty-one percent (51%) of the combined voting power entitled to vote generally in the election of directors (“Voting Securities”) of the reorganized, merged or consolidated company;

(c) the stockholders of the Company will approve a liquidation or dissolution of the Company or a sale of all or substantially all of the stock or assets of the Company; or

(d) any “person,” as that term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company, any of its subsidiaries, any employee benefit plan of the Company or any of its subsidiaries, or any entity organized, appointed or established by the Company for or pursuant to the terms of such a plan), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person (as well as any “Person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), will become the “beneficial owner” or “beneficial owners” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing in the aggregate twenty-five percent (25%) or more of either (i) the then outstanding shares of Common Stock, or (ii) the Voting Securities of the Company, in either such case other than solely as a result of acquisitions of such securities directly from the Company. Without limiting the foregoing, a person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote, or to direct the voting of, or to dispose, or to direct the disposition of, Common Stock or other Voting Securities of the Company will be deemed the beneficial owner of such Common Stock or Voting Securities.

U.S. Federal Income Taxes

The following discussion describes the material U.S. federal income tax consequences of participation in the Plan to eligible Non-Employee Directors who are either citizens or individual residents of the United States, as determined for U.S. federal income tax purposes. The tax consequences of the awards that may be granted under the Plan are complex and depend, in large part, on the surrounding facts and circumstances. This section provides a brief summary of the material U.S. federal income tax consequences of awards granted under the Plan under existing U.S. law, and is not a complete statement of applicable law.

This discussion is based on existing provisions of the Code, final and temporary Treasury regulations promulgated thereunder, administrative pronouncements or practice, judicial decisions, and interpretations of the foregoing, all as of the date of this prospectus. Future legislative, judicial, or administrative modifications, revocations, or interpretations, which may or may not apply retroactively, may result in U.S. federal income tax consequences significantly different from those set forth below. We have not requested, and will not request, a ruling from the Internal Revenue Service (the “IRS”) regarding the U.S. federal income tax consequences of participation in the Plan or the ownership and disposition of our Shares acquired pursuant to the Plan or the U.S. tax treatment applied to various grants and awards under the Plan. As a result, there can be no assurance that the IRS will not disagree with or challenge any of the conclusions we have reached and described herein.

This discussion does not address the tax treatment of certain special classes of U.S. participants, such as U.S. expatriates, persons who own directly, indirectly, or constructively 10% or more of the voting power of the Company, persons subject to the alternative minimum tax, and persons whose functional currency is not the U.S. dollar. In addition, this discussion does not cover state, local, or non-U.S. tax consequences, or the effect of gift, estate or inheritance taxes, Social Security or other payroll taxes, or the tax implications for individuals residing outside of the United States. In addition, this discussion assumes that a Share received upon exercise of a stock option will be held as a capital asset within the meaning of Section 1221 of the Code. You are urged to consult with your own advisor as to the legal and tax consequences applicable to your particular circumstances before taking any action with respect to any award you receive under the Plan.

What are my tax withholding obligations?

You must make a cash payment to us, or make other arrangements satisfactory to the Board, to satisfy the tax withholding obligations that arise under applicable law with respect to a stock option or other restricted stock award granted under the Plan, including without limitation any federal income and employment taxes and other applicable state and local taxes. This tax withholding obligation arises when you first recognize taxable income in connection with an award. Under certain circumstances, you may be permitted to satisfy your tax withholding obligation, in whole or in part, by having us withhold from the Shares otherwise deliverable to you on the exercise of a stock option or on the vesting of restricted stock no more than the minimum number of Shares needed to satisfy your withholding obligation, or by surrendering Shares having a fair market value on the date of exercise equal to the tax withholding obligation. Any Shares you surrender must not be subject to any pledge or security interest.

U.S. Federal Tax Consequences of Stock Options

When am I taxed on my stock options?

You are not taxed on your stock options when they are granted or when they vest. You will generally be taxed when you exercise a nonqualified stock option to purchase a Share.

How is the tax upon exercise of a stock option calculated?

Upon exercise of a nonqualified stock option, you will recognize ordinary compensation income in an amount equal to the excess of the fair market value of a Share on the date you exercise the stock option over the exercise price of the stock option, multiplied by the number of Shares for which you are exercising the option. Thus, you will have to pay taxes at the time you exercise your option, even though the Shares received upon exercise might not be sold until a later taxable year.

What are the tax consequences if I sell my purchased Shares?

When you sell Shares acquired upon exercise of nonqualified stock options, you will generally have a capital gain (or loss), depending on the difference between the sale price of the Share and the fair market value of the Share on the date you acquired the Share upon the exercise of a stock option. The capital gain (or loss) is considered “long-term” or “short-term,” depending on whether you held the Share for more than one year.

What are the tax consequences of stock options to the Company?

Assuming that we comply with applicable tax withholding requirements and that the compensation paid is reasonable and otherwise deductible under the Code, we will generally be entitled to a U.S. federal income tax deduction at the same time equal to the amount that you realize as ordinary compensation income upon the exercise of a nonqualified stock option, subject to the possible limitations on deductibility under Sections 280G of the Code for compensation paid to certain individuals designated in that Section.

What special tax rules apply if I am subject to the provisions of Section 16 of the Exchange Act?

If you are a person who is subject to the reporting and short-swing profit provisions of Section 16 of the Exchange Act (referred to as a “Section 16 person”), the taxable event for a stock option that has been outstanding at least six months will be the date on which the stock option is exercised by you. If, however, a stock option is exercised by a Section 16 person within six months following the date of grant, taxation ordinarily will be deferred until six months after the date of grant, unless the Section 16 person has timely elected (with Committee approval) under Section 83(b) of the Code to be taxed on the date of exercise. Under current Exchange Act rules, potential short-swing liability may be eliminated if the stock option grant (i) is approved in advance by the Board (or by a committee composed solely of two or more “Non-Employee Directors,” within the meaning of Rule 16b-3 under the Exchange Act) or (ii) is approved in advance, or subsequently ratified by, our stockholders no later than the next annual meeting of stockholders. Consequently, the taxable event for a stock option exercised by a Section 16 person that satisfies either of the conditions described in clauses (i)  or (ii) above will occur on the date of exercise.

U.S. Federal Tax Consequences of Restricted Stock Awards

When am I taxed on a restricted stock award?

You will generally not recognize any income for U.S. federal income tax purposes when you are awarded Shares of restricted stock that are subject to a restricted period (i.e., are not vested), unless you elected to be taxed at the time of the grant. When a Share of restricted stock becomes vested and the restricted period lapses or is no longer subject to a substantial risk of forfeiture, you will be required to recognize as income an amount equal to the difference between the fair market value of the Shares on that date over the amount you paid for such Shares. Additional provisions regarding taxes and your rights may be contained in the applicable award agreement.

What are the tax consequences if I sell restricted stock after it vests?

When you sell your restricted stock after it has vested, you will generally have a taxable capital gain (or loss). If you recognized income when the restricted stock vested, the amount of this gain (or loss) is the difference between the fair market value of the Shares on the vesting date over the amount, if any, you paid to acquire the Shares. The capital gain or loss is considered “long-term” or “short-term,” depending on whether you held the Shares for longer than one year, and is taxed accordingly.

What are the tax consequences to the Company?

Assuming that we comply with applicable tax withholding requirements and that the compensation paid is reasonable and otherwise deductible under the Code, we will generally be entitled to a U.S. federal income tax deduction equal to the amount of ordinary compensation income recognized by you when your restricted stock vests (or on the date of grant if you make an 83(b) election with the Board’s authorization), but such deduction may be limited under Sections 280G of the Code for compensation paid to certain individuals designated in that Section.

General Plan Provisions

Where does the Company obtain the Shares that it distributes under the Plan?

Shares delivered by the Company in settlement of awards under the Plan may be authorized and unissued Shares, Shares held in our treasury, Shares purchased on the open market, Shares acquired through private purchase, or a combination of the foregoing.

Am I required to make contributions to the Plan in order to participate?

You are not required to make contributions to the Plan in order to participate. However, as described above, depending on which method you choose to exercise any stock options granted to you, you may be required to make a payment of cash, stock, or other property to us upon that exercise. (See “Stock Options—What must I do to exercise a stock option?” for more details).

Can the Plan be amended or terminated?

Yes, subject to the limitations described below, the Board may at any time and from time to time amend, modify or suspend the Plan. No such amendment, modification or suspension will (a) adversely affect a stock option or restricted stock award theretofore granted to any holder, or deprive any holder of any Shares he or she has acquired or may acquire under such stock option or restricted stock award, without his or her written consent, or (b) be made without the approval of the stockholders of the Company if such amendment, modification or suspension would (i) expand the types of grants or awards that may be made under the Plan, (ii) increase the total number of Shares that may be granted under the Plan or decrease the exercise price of stock options granted or to be granted under the Plan (other than as otherwise permitted under the Plan), (iii) materially expand the class of persons eligible to be granted stock options or restricted stock awards under the Plan, (iv) materially increase the benefits accruing to holders under the Plan, (v) extend the term of the Plan or the exercise period applicable to a stock option, or (vi) constitute a material revision of the Plan requiring stockholder approval under the New York Stock Exchange Corporate Governance Listing Standards or applicable law.

The Board has the right and power to terminate the Plan at any time. If not sooner terminated by the Board, the Plan will terminate at the close of business on March 31, 2025.

How long will the Plan remain effective?

The Board may terminate the Plan at any time. No new awards will be granted under the Plan after April 28, 2020 (the date Noble’s shareholders approved its 2020 Long-Term Incentive Plan). If not sooner terminated by the Board, the Plan will terminate at the close of business on March 31, 2025. However, awards granted to you prior to the date on which the Plan terminates will not be affected by the termination, and the terms and conditions of the Plan will continue to apply to those awards.

Are there restrictions on resale of securities acquired under the Plan?

Except as otherwise provided in your award agreement, there are no restrictions on resale of Shares acquired under the Plan except that certain restrictions are imposed under the U.S. federal securities laws on the resale of

Shares acquired under the Plan by persons deemed to be “affiliates” of the Company or by Section 16 persons. An “affiliate” is a person who possesses (directly or indirectly) the power to direct or cause the direction of the management or policies of the Company. Any Shares held by affiliates (including Shares acquired under the Plan) may be resold only under an effective registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”) or pursuant to a transaction in respect of which an exemption from registration under the Securities Act, such as Rule 144 thereunder, is available.

Sales of Shares acquired pursuant to the Plan by a Section 16 person may subject such person to liability if he or she has purchased Shares or derivative securities relating to Shares within six months of any sale of Shares, unless an exemption applies.

Some restrictions on resale of our Shares acquired under the Plan may apply to non-U.S. optionees. Each non-U.S. optionee may wish to consult with an attorney prior to the resale of Shares acquired under the Plan.

The sale of our Shares acquired under the Plan, whether in connection with the exercise of options or otherwise, will require you to pay brokerage fees at the rate specified by the brokerage firm effecting the sale.

The sale of our Shares acquired under the Plan will also be subject to the restrictions and limitations of the Company’s insider trading policy, a copy of which may be found on the Company’s intranet, and a paper copy of which will be provided at no charge upon request to:

Chevron Corporation

6001 Bollinger Canyon Rd.

San Ramon, California 94583-2324

Attention: Corporate Governance

Telephone: (925) 842-1000

Will the Company issue reports on my accounts?

No. However, we intend on making arrangements with a third-party provider that will make account information available to participants that have received awards under the Plan.

How can I get more information about the Company’s Shares?

Our Shares are traded on the NYSE under the ticker symbol “CVX.” You can find daily stock information on our website.

Additional Information:

Additional information about the Plan and its administrators may be obtained from

Chevron Corporation

6001 Bollinger Canyon Rd.

San Ramon, California 94583-2324

Attention: Corporate Governance

Telephone: (925) 842-1000

Incorporated Documents; How to Obtain More Information

In accordance with the Securities Act, we filed a registration statement on Form S-3 with the U.S. Securities and Exchange Commission (the “SEC”) relating to our Shares issuable or deliverable pursuant to the Plan. This prospectus does not contain all of the information included in the registration statement and its attached exhibits. Some items are omitted in accordance with the rules and regulations of the SEC. For further information about us and our Shares, reference is made to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if the contract or other document is filed as an exhibit to the registration statement, reference is made to the copy of the contract or other document filed as an exhibit, each statement being qualified in all respects by such reference. You may read and obtain copies of the registration statement and any amendments to it, including its exhibits, as described below.

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus.

The following documents filed by the Company with the SEC are incorporated herein by reference:

1.	Our annual report on Form 10-K for the year ended December 31, 2019;

2.	Our definitive proxy statement on Schedule 14A for the 2020 annual meeting of stockholders;

3.	Our quarterly reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020;

4.

Our current reports on Form 8-K filed on January 3, 2020, February 3, 2020, March 24, 2020, May 12, 2020, May 29, 2020, July 20, 2020, August 13, 2020, September 9, 2020, September 24, 2020 and October 2, 2020 (other than the portions of those documents not deemed to be filed pursuant to the rules promulgated under the Exchange Act); and

5.

The description of the Chevron common stock contained in Chevron’s certificate of incorporation, dated May 30, 2008, filed as Exhibit 3.1 to Chevron’s Quarterly Report on Form 10-Q filed with the SEC on August 7, 2008 (which updates and supersedes the description in Chevron’s registration statements filed under Section 12 of the Exchange Act), including any amendment or report filed with the SEC for the purpose of updating this description.

In addition, all reports and documents filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act (other than any portion of such filings that are furnished under applicable SEC rules rather than filed, such as current reports on Form 8-K furnishing information pursuant to Items 2.02 and 7.01, including any exhibits included with such information) subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, are deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and other SEC filings, and amendments to those reports, statements and filings, are available, without charge, on the Company’s website as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. You may obtain, without charge, on written or oral request, a copy of any document incorporated by reference into this prospectus and any document required to be delivered under Rule 428(b) of the Securities Act, including all documents filed by us under Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act.

Requests for copies of such documents should be sent to:

Chevron Corporation

6001 Bollinger Canyon Rd.

San Ramon, California 94583-2324

Attention: Corporate Governance

Telephone: (925) 842-1000

The information in this prospectus will be updated as needed by an appendix or supplement, by a new prospectus, or by including information in our most recent annual report to stockholders or our most recent proxy statement. Any person referring to this prospectus after the lapse of a significant period of time from the date of its initial publication should obtain and refer to all appendices and supplements. Any appendix or supplement received after receipt of this prospectus should be kept with this prospectus and referred to whenever this prospectus is referred to.

*    *    *

CHEVRON CORPORATION

2005 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS OF

NOBLE ENERGY, INC.

COMMON STOCK, $0.75 PAR VALUE

PROSPECTUS DATED OCTOBER 5, 2020

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS

COVERING SECURITIES THAT HAVE BEEN REGISTERED

UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

THESE SECURITIES HAVE NOT BEEN APPROVED OR

DISAPPROVED BY THE SECURITIES AND EXCHANGE

COMMISSION NOR HAS THE COMMISSION PASSED UPON

THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.

ANY REPRESENTATION TO THE CONTRARY IS A

CRIMINAL OFFENSE.

CHEVRON MERGER—CONVERSION OF OUTSTANDING AWARDS

On July 20, 2020, Noble Energy, Inc. (“Noble”), Chevron Corporation (“Chevron” or the “Company”) and Chelsea Merger Sub, Inc., a direct, wholly owned subsidiary of Chevron, entered into the Agreement and Plan of Merger (the “Merger Agreement” and such transaction, the “Merger”). As you know, the Merger was completed on October 5, 2020. At the effective time of the Merger, each outstanding share of Noble common stock, par value $0.01 per share (each, a “Noble Share”) was converted into the right to receive 0.1191 of a validly issued, fully paid and non-assessable share of Chevron common stock, par value $0.75 per share (“Common Stock”). In connection with the Merger, Chevron has assumed the obligations under the 2005 Stock Plan for Non-Employee Directors of Noble Energy, Inc. (Amended and Restated Effective October 20, 2015) (the “Plan”).

In connection with the Merger, all then-outstanding awards of nonqualified stock options (“Options”) granted under the Plan in respect of Noble Shares have been adjusted and converted into corresponding awards (each, a “Chevron Conversion Award”) in respect of shares of Chevron Common Stock.

The number of shares of Chevron Common Stock subject to such resulting options to purchase Chevron Shares was determined by multiplying the number of Noble Shares subject to the Options by 0.1191, rounded down to the nearest whole number. Similarly, the exercise price of the Options converted into options to purchase shares of Chevron Common Stock was adjusted by dividing the original exercise price by 0.1191, rounded up to the nearest one hundredth of a cent. Except for adjustments described above, the Merger did not change the terms and conditions of your outstanding awards. Each Chevron Conversion Award will remain subject to the same vesting and acceleration of vesting terms and conditions as were applicable to the corresponding Noble Original Award prior to the Merger. Your awards continue to be governed by the Plan. You should refer to the Plan for additional information.

The obligations under the Plan and the award agreements issued thereunder with respect to each Chevron Conversion Award have been assumed by Chevron effective as of the closing of the Merger. In addition, except where the context clearly requires otherwise, references in the Plan to Noble or the board of directors of Noble or any committee thereof will be deemed to refer to Chevron, the board of directors of Chevron or any committee thereof, as applicable.

BACKGROUND INFORMATION

The Board of Directors of Noble adopted the 2005 Stock Plan for Non-Employee Directors of Noble Energy, Inc. originally become effective on the date the Plan was approved by Noble’s stockholders at their 2005 regular meeting, effective as of April 26, 2005. The amendment and restatement of the Plan was approved and adopted by Board of Directors of Noble on October 20, 2015, and applies to awards that continue to be outstanding after the Plan’s termination on March 31, 2015. The purposes of the Plan are to provide to each of the directors of Noble who is not an employee of Noble or one of its affiliates (i) an added incentive to continue in the service of Noble and (ii) a more direct interest in the future success of the operations of Noble by granting such directors stock options. This prospectus is intended to provide you information about the Plan and awards you may hold under the Plan.

The summary of the Plan contained in this prospectus describes only its material terms, is not intended to be complete and is qualified in its entirety by reference to the actual terms of the Plan. Except as the context otherwise requires, references in this prospectus to

•	“we,” “our,” “us” or the “Company” are to Chevron Corporation, a Delaware corporation, and, where applicable, its subsidiaries and affiliates;

•	the “Board” are to our Board of Directors;

•	a “Share” are to a share of our common stock, par value $0.75 per share;

•	the “Plan” are to the 2015 Stock Plan for Non-Employee Directors of Noble Energy, Inc., as in effect from time to time; and

•	the “Code” are to the U.S. Internal Revenue Code of 1986, as amended from time to time, and the regulations issued thereunder.

The Plan provides for the grant of awards of stock options. No new awards may be granted under the Plan. As of the date of this prospectus, there were 25,265 shares of Common Stock subject to outstanding stock options granted under the Plan.

The Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended, and it is not a “qualified” plan under Section 401(a) of the Code.

ELIGIBILITY

Who is eligible to receive a grant under the Plan?

As previously noted, no new awards may be granted under the Plan. Prior to March 31, 2015, non-employee directors of the Company or its affiliates (“Non-Employee Directors”) who were selected by the Board were eligible for awards under the Plan. Except as otherwise required by applicable law or regulation or stock exchange rules, the Board had the sole and complete authority to determine who was granted an award under the Plan.

PLAN ADMINISTRATION

Who administers the Plan?

The Plan is administered by the Board. The Board has the authority, in its discretion to (a) determine the period within which each stock option may be exercised, (b) determine the restrictions (including forfeiture restrictions), terms and conditions to be applicable to each award, (c) construe and interpret the provisions of the Plan and any agreement evidencing an award, (d) amend the agreement evidencing the grant of any award to accelerate its exercisability or the lapse of its restrictions or otherwise modify the restrictions, terms and conditions applicable to such award, and (e) adopt such rules and procedures, appoint such agents and take all such other action as the Board may deem to be necessary or appropriate for the proper administration of the Plan. Any interpretation of the Plan or decision made by the Board is final and binding on all persons. Notwithstanding the preceding, following the closing of the Merger, the Plan will be amended to provide that it will be administered by the Corporate Secretary of the Company or his or her designee.

STOCK OPTIONS

The Board previously set the terms of your stock option grant at the time the grant was made. These terms are described in an award agreement. When you were awarded a stock option, you received your award agreement, which you should read carefully.

What is a stock option?

A stock option is an award that gives the stock option holder the opportunity to buy a Share directly from us at a fixed price per Share (called the exercise price) during a specific time period commencing on the date the stock option becomes exercisable. All options granted under the Plan are non-qualified stock options. Stock options granted under the Plan will be subject to the terms and conditions established by the Board. Except as otherwise determined by the Board or with respect to certain equitably adjusted equity awards, the exercise price of the stock options were not less than the fair market value of a Share on the date such stock option was granted.

What does it mean for a stock option to become “exercisable”?

You can purchase a Share covered by a stock option at the exercise price established on the grant date only after the date on which that stock option becomes exercisable (this is also described as being “vested”).

When does a stock option become exercisable?

In general, for your stock option to become exercisable, you must have been a Non-Employee Director from the date the stock option was granted through the vesting date applicable to that stock option, unless your award agreement specifically provides otherwise. At the time that you receive your stock option, the Board determined the date or dates on which your stock options will vest and become exercisable. This vesting schedule will be described in your award agreement. In addition, your stock options will vest and become exercisable in full upon your death or upon your retirement as a regular director because of age in accordance with the mandatory retirement provisions of Article III of the By-laws of Noble.

Notwithstanding any vesting dates set by the Board, the Board, may, in its sole discretion, accelerate the exercisability of any stock option, which acceleration will not affect the terms and conditions of such stock option other than with respect to exercisability.

How long does a vested stock option remain exercisable?

Once a stock option vests, you will be able to exercise that stock option for a period determined by the Board and set forth in your award agreement. Although the period during which a stock option may be exercised may vary from award to award, the longest period of time for which a stock option will remain exercisable is ten years from the date it is granted (the “Option Period”). If your directorship terminates, the period during which you can exercise your vested stock options may change. (See “What happens if I terminate service before I exercise a stock option?” for details).

What is the stock option exercise price?

The exercise price is the price per Share that you will pay if you decide to exercise a vested stock option. The Board established the exercise price, as applicable, on the date the stock option was granted, and this will be set forth in your stock option award agreement. Generally, the exercise price will be not less than the fair market value of a Share on the grant date. The “fair market value” of our Shares on the grant date will generally be the closing sales price per Share reported on the New York Stock Exchange on the grant date, or, if there is no such sale on the grant date, then on the last preceding date on which such a sale was reported.

What must I do to exercise a stock option?

•

You must give written notice of exercise of your vested stock option to the Corporate Secretary and Chief Governance Officer of the Company in accordance with the terms of the award agreement specifying the number of stock options you intend to exercise.

•	You must also pay us the total exercise price for the Shares purchased upon the exercise of the stock options, including any applicable taxes. (See “U.S. Federal Income Taxes” for details).

•

You may pay us the exercise price of the stock options and any applicable withholding taxes in cash, by certified check or cashier’s check, by tendering (either actually or by attestation) Shares owned by you, or any combination of the foregoing.

When do I have rights as a stockholder as a result of a stock option?

Neither you nor anyone else will become the owner of the Shares subject to a stock option, or have any of the rights that a holder of such stock would have, until you exercise that stock option.

Do I have the right to exchange my stock option for another award?

No.

What happens if I terminate service before I exercise a stock option?

Unless otherwise provided in your award agreement, in the event of your termination of directorship, your stock options will be treated as follows:

(a) If you cease to be a director on account of your (i) fraud, or intentional misrepresentation, or (ii) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any affiliate, then your stock options will automatically terminate and be of no further force or effect as of the date your directorship terminated;

(b) If you die or become disabled (within the meaning of section 22(e)(3) of the Code, as determined by the Board in its discretion) while a director, the stock option may be exercised prior to the earlier of (i) the expiration of five years after such death or disability, or (ii) the expiration of the exercise period applicable to such stock option, but not thereafter, by the executor or administrator of your estate, or by the person or persons who will have acquired the stock option by bequest or inheritance or permitted transfer; or

(c) your directorship is terminated within the exercise period applicable to such stock option for any reason other than a reason specified in paragraphs (a) and (b) above, such stock option may be exercised, to the extent you were able to do so at the date of termination of the directorship, prior to the earlier of (i) the expiration of five years after such termination, or (ii) the expiration of the exercise period applicable to such stock, but not thereafter.

TRANSFERABILITY; ADJUSTMENTS TO AWARDS

Are my awards transferable?

Each award may be exercised during your lifetime only by you or, if permissible under applicable law or the Plan, by your guardian, legal representative, beneficiary or permitted transferee. Generally, the award may not be transferred or encumbered other than by will or by the laws of descent and distribution.

What happens if there is a corporate transaction involving the Company that affects its Shares (such as an extraordinary dividend, stock split, merger, or consolidation)?

In the event the Company effects a split of the outstanding Shares or pay a dividend in Shares, or in the event the outstanding Shares will be combined into a smaller number of shares, (a) the aggregate number of Shares that may be subject to stock options granted to a participant will be increased or decreased proportionately. If before delivery by the Company of all of the Shares in respect of which any stock option has been granted under the Plan, the Company effects such a split, dividend or combination, the shares still subject to the stock option will be increased or decreased proportionately and the purchase price per share will be increased or decreased proportionately so that the aggregate purchase price for all of the then optioned Shares will remain the same as immediately prior to such split, dividend or combination. In the event of a reclassification of the Shares not covered by the foregoing, or in the event of a liquidation or reorganization, including a merger, consolidation or sale of assets, the Board will make such adjustments, if any, as it may deem appropriate in the number, purchase price and kind of Shares covered by the unexercised portions of stock options theretofore granted under the Plan.

EFFECT OF CHANGE IN CONTROL

What happens to my awards upon a change in control?

If a change in control occurs while a stock option is outstanding, such stock option will become exercisable in full. For the avoidance of doubt, the Merger constituted a change in control for purposes of the Plan.

For the purposes of the Plan, a “change in control” will be deemed to have occurred if:

(a) individuals who, as of March 31, 2015, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least fifty-one percent (51%) of the Board, provided that any person becoming a director subsequent to March 31, 2015, whose election, or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board;

(b) the stockholders of the Company approve a reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own outstanding voting securities representing at least fifty-one percent (51%) of the combined voting power entitled to vote generally in the election of directors (“Voting Securities”) of the reorganized, merged or consolidated company;

(c) the stockholders of the Company will approve a liquidation or dissolution of the Company or a sale of all or substantially all of the stock or assets of the Company; or

(d) any “person,” as that term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company, any of its subsidiaries, any employee benefit plan of the Company or any of its subsidiaries, or any entity organized, appointed or established by the Company for or pursuant to the terms of such a plan), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person (as well as any “Person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), will become the “beneficial owner” or “beneficial owners” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing in the aggregate twenty-five percent (25%) or more of either (i) the then outstanding shares of Common Stock, or (ii) the Voting Securities of the Company, in either such case other than solely as a result of acquisitions of such securities directly from the Company. Without limiting the foregoing, a person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote, or to direct the voting of, or to dispose, or to direct the disposition of, Common Stock or other Voting Securities of the Company will be deemed the beneficial owner of such Common Stock or Voting Securities.

U.S. FEDERAL INCOME TAXES

The following discussion describes the material U.S. federal income tax consequences of participation in the Plan to eligible Non-Employee Directors who are either citizens or individual residents of the United States, as determined for U.S. federal income tax purposes. The tax consequences of the awards that may be granted under the Plan are complex and depend, in large part, on the surrounding facts and circumstances. This section provides a brief summary of the material U.S. federal income tax consequences of awards granted under the Plan under existing U.S. law, and is not a complete statement of applicable law.

This discussion is based on existing provisions of the Code, final and temporary Treasury regulations promulgated thereunder, administrative pronouncements or practice, judicial decisions, and interpretations of the foregoing, all as of the date of this prospectus. Future legislative, judicial, or administrative modifications, revocations, or interpretations, which may or may not apply retroactively, may result in U.S. federal income tax consequences significantly different from those set forth below. We have not requested, and will not request, a ruling from the Internal Revenue Service (the “IRS”) regarding the U.S. federal income tax consequences of participation in the Plan or the ownership and disposition of our Shares acquired pursuant to the Plan or the U.S. tax treatment applied to various grants and awards under the Plan. As a result, there can be no assurance that the IRS will not disagree with or challenge any of the conclusions we have reached and described herein.

This discussion does not address the tax treatment of certain special classes of U.S. participants, such as U.S. expatriates, persons who own directly, indirectly, or constructively 10% or more of the voting power of the Company, persons subject to the alternative minimum tax, and persons whose functional currency is not the U.S. dollar. In addition, this discussion does not cover state, local, or non-U.S. tax consequences, or the effect of gift, estate or inheritance taxes, Social Security or other payroll taxes, or the tax implications for individuals residing outside of the United States. In addition, this discussion assumes that a Share received upon exercise of a stock option will be held as a capital asset within the meaning of Section 1221 of the Code. You are urged to consult with your own advisor as to the legal and tax consequences applicable to your particular circumstances before taking any action with respect to any award you receive under the Plan.

What are my tax withholding obligations?

You must make a cash payment to us, or make other arrangements satisfactory to the Board, to satisfy the tax withholding obligations that arise under applicable law with respect to a stock option granted under the Plan, including without limitation any federal income and employment taxes and other applicable state and local taxes. This tax withholding obligation arises when you first recognize taxable income in connection with an award. Under certain circumstances, you may be permitted to satisfy your tax withholding obligation, in whole or in part, by having us withhold from the Shares otherwise deliverable to you on the exercise of a stock option no more than the minimum number of Shares needed to satisfy your withholding obligation, or by surrendering Shares having a fair market value on the date of exercise equal to the tax withholding obligation. Any Shares you surrender must not be subject to any pledge or security interest.

U.S. FEDERAL TAX CONSEQUENCES OF STOCK OPTIONS

When am I taxed on my stock options?

You are not taxed on your stock options when they are granted or when they vest. You will generally be taxed when you exercise a nonqualified stock option to purchase a Share.

How is the tax upon exercise of a stock option calculated?

Upon exercise of a nonqualified stock option, you will recognize ordinary compensation income in an amount equal to the excess of the fair market value of a Share on the date you exercise the stock option over the exercise price of the stock option, multiplied by the number of Shares for which you are exercising the option. Thus, you will have to pay taxes at the time you exercise your option, even though the Shares received upon exercise might not be sold until a later taxable year.

What are the tax consequences if I sell my purchased Shares?

When you sell Shares acquired upon exercise of nonqualified stock options, you will generally have a capital gain (or loss), depending on the difference between the sale price of the Share and the fair market value of the Share on the date you acquired the Share upon the exercise of a stock option. The capital gain (or loss) is considered “long-term” or “short-term,” depending on whether you held the Share for more than one year.

What are the tax consequences of stock options to the Company?

Assuming that we comply with applicable tax withholding requirements and that the compensation paid is reasonable and otherwise deductible under the Code, we will generally be entitled to a U.S. federal income tax deduction at the same time equal to the amount that you realize as ordinary compensation income upon the exercise of a nonqualified stock option, subject to the possible limitations on deductibility under Sections 280G of the Code for compensation paid to certain individuals designated in that Section.

What special tax rules apply if I am subject to the provisions of Section 16 of the Exchange Act?

If you are a person who is subject to the reporting and short-swing profit provisions of Section 16 of the Exchange Act (referred to as a “Section 16 person”), the taxable event for a stock option that has been outstanding at least six months will be the date on which the stock option is exercised by you. If, however, a stock option is exercised by a Section 16 person within six months following the date of grant, taxation ordinarily will be deferred until six months after the date of grant, unless the Section 16 person has timely elected (with Committee approval) under Section 83(b) of the Code to be taxed on the date of exercise. Under current Exchange Act rules, potential short-swing liability may be eliminated if the stock option grant (i) is approved in advance by the Board (or by a committee composed solely of two or more “Non-Employee Directors,” within the meaning of Rule 16b-3 under the Exchange Act) or (ii) is approved in advance, or subsequently ratified by, our stockholders no later than the next annual meeting of stockholders. Consequently, the taxable event for a stock option exercised by a Section 16 person that satisfies either of the conditions described in clauses (i) or (ii) above will occur on the date of exercise.

GENERAL PLAN PROVISIONS

Where does the Company obtain the Shares that it distributes under the Plan?

Shares delivered by the Company in settlement of awards under the Plan may be authorized and unissued Shares, Shares held in our treasury, Shares purchased on the open market, Shares acquired through private purchase, or a combination of the foregoing.

Am I required to make contributions to the Plan in order to participate?

You are not required to make contributions to the Plan in order to participate. However, as described above, depending on which method you choose to exercise any stock options granted to you, you may be required to make a payment of cash, stock, or other property to us upon that exercise. (See “Stock Options—What must I do to exercise a stock option?” for more details).

Can the Plan be amended?

Yes, subject to the limitations described below, the Board may at any time and from time to time amend, modify or suspend the Plan. No such amendment, modification or suspension will (a) adversely affect a stock option theretofore granted to any holder, or deprive any holder of any Shares he or she has acquired or may acquire under such stock option, without his or her written consent, or (b) be made without the approval of the stockholders of the Company if such amendment, modification or suspension would (i) expand the types of grants or awards that may be made under the Plan, (ii) increase the total number of Shares that may be granted under the Plan or decrease the exercise price of stock options granted or to be granted under the Plan (other than as otherwise permitted under the Plan), (iii) materially expand the class of persons eligible to be granted stock options under the Plan, (iv) materially increase the benefits accruing to holders under the Plan, (v) extend the term of the Plan or the exercise period applicable to a stock option, or (vi) constitute a material revision of the Plan requiring stockholder approval under the New York Stock Exchange Corporate Governance Listing Standards or applicable law.

How long will the Plan remain effective?

The Plan terminated in accordance with its original terms at the close of business on March 31, 2015. No new awards may be granted under the Plan after March 31, 2015. However, awards granted to you prior to the date on which the Plan terminated will not be affected by the termination, and the terms and conditions of the Plan will continue to apply to those awards.

Are there restrictions on resale of securities acquired under the Plan?

Except as otherwise provided in your award agreement, there are no restrictions on resale of Shares acquired under the Plan except that certain restrictions are imposed under the U.S. federal securities laws on the resale of Shares acquired under the Plan by persons deemed to be “affiliates” of the Company or by Section 16 persons. An “affiliate” is a person who possesses (directly or indirectly) the power to direct or cause the direction of the management or policies of the Company. Any Shares held by affiliates (including Shares acquired under the Plan) may be resold only under an effective registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”) or pursuant to a transaction in respect of which an exemption from registration under the Securities Act, such as Rule 144 thereunder, is available.

Sales of Shares acquired pursuant to the Plan by a Section 16 person may subject such person to liability if he or she has purchased Shares or derivative securities relating to Shares within six months of any sale of Shares, unless an exemption applies.

Some restrictions on resale of our Shares acquired under the Plan may apply to non-U.S. optionees. Each non-U.S. optionee may wish to consult with an attorney prior to the resale of Shares acquired under the Plan.

The sale of our Shares acquired under the Plan, whether in connection with the exercise of options or otherwise, will require you to pay brokerage fees at the rate specified by the brokerage firm effecting the sale.

The sale of our Shares acquired under the Plan will also be subject to the restrictions and limitations of the Company’s insider trading policy, a copy of which may be found on the Company’s intranet, and a paper copy of which will be provided at no charge upon request to:

Chevron Corporation

6001 Bollinger Canyon Rd.

San Ramon, California 94583-2324

Attention: Corporate Governance

Telephone: (925) 842-1000

Will the Company issue reports on my accounts?

No. However, we intend on making arrangements with a third-party provider that will make account information available to participants that have received awards under the Plan.

How can I get more information about the Company’s Shares?

Our Shares are traded on the NYSE under the ticker symbol “CVX.” You can find daily stock information on our website.

Additional Information:

Additional information about the Plan and its administrators may be obtained from

Chevron Corporation

6001 Bollinger Canyon Rd.

San Ramon, California 94583-2324

Attention: Corporate Governance

Telephone: (925) 842-1000

INCORPORATED DOCUMENTS; HOW TO OBTAIN MORE INFORMATION

In accordance with the Securities Act, we filed a registration statement on Form S-3 with the U.S. Securities and Exchange Commission (the “SEC”) relating to our Shares issuable or deliverable pursuant to the Plan. This prospectus does not contain all of the information included in the registration statement and its attached exhibits. Some items are omitted in accordance with the rules and regulations of the SEC. For further information about us and our Shares, reference is made to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if the contract or other document is filed as an exhibit to the registration statement, reference is made to the copy of the contract or other document filed as an exhibit, each statement being qualified in all respects by such reference. You may read and obtain copies of the registration statement and any amendments to it, including its exhibits, as described below.

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus.

The following documents filed by the Company with the SEC are incorporated herein by reference:

1.	Our annual report on Form 10-K for the year ended December 31, 2019;

2.	Our definitive proxy statement on Schedule 14A for the 2020 annual meeting of stockholders;

3.	Our quarterly reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020;

4.

Our current reports on Form 8-K filed on January 3, 2020, February 3, 2020, March 24, 2020, May 12, 2020, May 29, 2020, July 20, 2020, August 13, 2020, September 9, 2020, September 24, 2020 and October 2, 2020 (other than the portions of those documents not deemed to be filed pursuant to the rules promulgated under the Exchange Act); and

5.

The description of the Chevron common stock contained in Chevron’s certificate of incorporation, dated May 30, 2008, filed as Exhibit 3.1 to Chevron’s Quarterly Report on Form 10-Q filed with the SEC on August 7, 2008 (which updates and supersedes the description in Chevron’s registration statements filed under Section 12 of the Exchange Act), including any amendment or report filed with the SEC for the purpose of updating this description.

In addition, all reports and documents filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act (other than any portion of such filings that are furnished under applicable SEC rules rather than filed, such as current reports on Form 8-K furnishing information pursuant to Items 2.02 and 7.01, including any exhibits included with such information) subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, are deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and other SEC filings, and amendments to those reports, statements and filings, are available, without charge, on the Company’s website as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. You may obtain, without charge, on written or oral request, a copy of any document incorporated by reference into this prospectus and any document required to be delivered under Rule 428(b) of the Securities Act, including all documents filed by us under Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act.

Requests for copies of such documents should be sent to:

Chevron Corporation

6001 Bollinger Canyon Rd.

San Ramon, California 94583-2324

Attention: Corporate Governance

Telephone: (925) 842-1000

The information in this prospectus will be updated as needed by an appendix or supplement, by a new prospectus, or by including information in our most recent annual report to stockholders or our most recent proxy statement. Any person referring to this prospectus after the lapse of a significant period of time from the date of its initial publication should obtain and refer to all appendices and supplements. Any appendix or supplement received after receipt of this prospectus should be kept with this prospectus and referred to whenever this prospectus is referred to.

*    *    *

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

PROSPECTUS

TO:	Participants in the 1992 Stock Option and Restricted Stock Plan

FROM:	Noble Energy, Inc.

DATE:	May 23, 2007

INTRODUCTION

This Prospectus is being delivered by Noble Energy, Inc. (the “Company”) to each person who has been selected to participate in its 1992 Stock Option and Restricted Stock Plan (the “Plan”). This Prospectus relates to the offer and sale by the Company of shares of its Common Stock, par value $3.33 1/3 per share (“Common Stock”) and exercise of options issued pursuant to the Plan.

The Company has filed a Registration Statement on Forms S-8 (Registration No. 333-143203) with the Securities and Exchange Commission (the “SEC”) with respect to the Common Stock offered by this Prospectus. The contents of that Registration Statement, including the documents incorporated by reference therein, are incorporated herein by reference. The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and in accordance therewith files periodic reports and other information with the SEC. These reports as well as the information set forth in the Registration Statements which is omitted herefrom may be reviewed and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains information we have filed electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Statements in this Prospectus as to the contents of any agreements or other documents filed as an exhibit to either the Registration Statements or other filings of the Company with the SEC are qualified in their entirety by the reference thereto. A copy of any document or part thereof incorporated by reference in this Prospectus but not delivered herewith will be furnished without charge upon written or oral request. See “Availability of Certain Documents Incorporated by Reference” herein for further information.

The Plan was originally adopted by the Board of Directors of the Company (the “Board”) on April 28, 1992. The Plan was amended and restated on December 10, 1996, and was approved by the stockholders of the Company on April 22, 1997. Thereafter, the Plan was amended and restated by the Board on February 1, 2000 and was approved by the stockholders of the Company on April 25, 2000. The Plan as amended and restated through January 29, 2002, was approved and adopted by the Board on January 29, 2002, to be effective as of that date. The plan was further amended by the Board on January 27, 2003, to be effective as of that date, as approved by the stockholders of the Company on April 29, 2003. The Plan was further amended by the Board on July 22, 2003. The Plan was last amended and restated on April 24, 2007 and was approved by stockholders of the Company on that date.

The basic provisions of the Plan are summarized below, but the summary is not intended to be a complete description of the Plan. Each eligible employee (hereinafter referred to individually as an “Option Holder” and collectively as “Option Holders”) should also refer to his or her individual agreement with the Company and to a complete copy of the Plan for additional information relating to the Plan and the terms, conditions and restrictions applicable to his or her individual grant. References to the Company in this Prospectus include the Company’s subsidiaries.

DESCRIPTION OF THE PLAN

General

The Plan provides for the grant of (i) incentive stock options (“Incentive Options”), (ii) noqualified stock options (“Nonqualified Options,” together with Incentive Options sometimes referred herein as collectively as “Options”), (iii) stock appreciation rights (“SARs”) and (iv) restricted stock (“Restricted Stock”) to certain employees of the Company. Options, SARs and Restricted Stock are collectively referred to as “Incentive Awards.” An aggregate of 6,500,000 shares of Common Stock may be issued upon the granting of Incentive Awards, unless otherwise modified in accordance with the Plan. Incentive Awards may be granted under the Plan until the maximum number of available shares of Common Stock shall be exhausted or the Plan shall be sooner terminated; provided, however, that no Incentive Option and any SARs that relate to such Option shall be granted after December 9, 2006.

Purpose

The purpose of this Plan is to assist the Company in attracting and retaining, as officers and key employees of the Company and its affiliates, persons of training, experience and ability and to furnish additional incentive to such persons by encouraging them to become owners of shares of the Company’s capital stock, by granting to such persons incentive options, nonqualified options, Restricted Stock, or any combination of the foregoing.

Administration

The Plan is administered by a Committee of the Company’s Board (the “Committee”). The Committee consists of two or more non-employee directors of the Company with such members of the Committee being appointed and removed at the discretion of the Board.

All questions of interpretation or application of the Plan, or of a grant of an Option and any SARs that relate to such Option or an award of Restricted Stock, including questions of interpretation or application of an agreement, shall be subject to the determination of the Committee, which determination shall be final and binding upon all parties.

Subject to the provisions of the Plan, the Committee has discretion to set performance goals or financial measures and to grant Incentive Options, to determine the employees to whom grants are made and the number of shares granted. In determining whether to grant Options, as well as the number of shares covered by each grant, the Committee considers the contribution the person has made or may make to the Company’s success and such other considerations as the Board may from time to time specify.

The Committee also has the sole and absolute discretion to interpret the Plan and to adopt rules and regulations for carrying out the purposes of the Plan. However, the Plan must be administered so that all incentive stock options will qualify as such under Section 422 of the Code.

Eligibility

All regular salaried officers and other employees of the Company or one of its affiliates are eligible to participate in the Plan.

Grant of Options

The Committee may, in its sole and absolute discretion, select from among the persons eligible to receive a grant of Options under the Plan (including persons who have already received such grants of Options) such one or more of them as in the opinion of the Committee should be granted Options. The Committee shall then in its sole and absolute discretion, determine the number of shares of Common Stock to be allotted for option to each person so selected.

Each person so selected shall be offered an Option to purchase the number of shares of Common Stock so allotted to him, upon terms and conditions, consistent with the provisions of the Plan, as the Committee may specify. Each such person shall have a reasonable period of time, to be fixed by the Committee, within which to accept or reject the proffered Option. Failure to accept within the period so fixed may be treated as a rejection.

Each person who accepts an Option offered to him will enter into an agreement with the Company, setting forth the terms and conditions of the Option. In the event a person is granted both one or more Incentive Options and one or more Nonqualified Options, the grants will be evidenced by separate agreements. The date on which the Committee completes all action constituting an offer of an Option to a person, including the specification of the number of shares of Common Stock to be subject to the Option, will constitute the date on which the Option covered by such agreement is granted. In no event, however, will an Option Holder gain any rights in addition to those specified by the Committee in its grant, regardless of the time that may pass between the grant of the Option and the actual signing of the Agreement by the Company and the Option Holder.

Grant of SARs

The Committee may from time to time grant SARs in conjunction with all or any portion of any Option either (i) at the time of the initial Option grant (not including any subsequent modification that may be treated as a new grant of an Incentive Option for purposes of Section 424(h) of the Code) or (ii) with respect to Nonqualified Options, at any time after the initial Option grant while the Nonqualified Option is still outstanding. SARs will not be granted other than in conjunction with an Option granted hereunder.

SARs granted under the Plan will comply with the following conditions and also with the terms of the agreement governing the Option in conjunction with which they are granted:

(a) The SAR will expire no later than the expiration of the underlying Option.

(b) Upon the exercise of an SAR, the Option Holder shall be entitled to receive payment equal to the excess of the aggregate fair market value of the shares of Common Stock with respect to which the SAR is then being exercised (determined as of the date of such exercise) over the aggregate purchase price of such Shares as provided in the related Option. Payment may be made in shares of Common Stock, valued at their Fair Market Value on the date of exercise, or in cash, or partly in shares of Common Stock and partly in cash, as determined by the Committee in its sole and absolute discretion.

(c) SARs will be exercisable (i) only at such time or times and only to the extent that the Option to which they relate shall be exercisable, (ii) only when the fair market value of the shares of Common Stock subject to the related Option exceeds the purchase price of the shares of Common Stock as provided in the related Option, and (iii) only upon surrender of the related Option or any portion of the Option with respect to the shares of Common Stock for which the SARs are then being exercised.

(d) Upon exercise of an SAR, a corresponding number of shares of Common Stock subject to option under the related Option will be canceled. The canceled shares of Common Stock will be charged against the shares reserved for the Plan, as if the Option had been exercised to such extent and shall not be available for future Option grants or Restricted Stock awards under the Plan.

Option Price

The option price for each shares of Common Stock covered by an Incentive Option shall not be less than the greater of (a) the par value of the share or (b) the fair market value of the share at the time the Option is granted. The option price for each share of Common Stock covered by a Nonqualified Option shall not be less than the greater of (a) the par value of the share or (b) 100 percent of the fair market value of the share of Common Stock at the time the Option is granted, except that the minimum option price may be equal to or greater than 85 percent of the fair market value of the share of Common Stock at the time the Option is granted if and to the extent the discount from fair market value is expressly granted in lieu of a reasonable amount of salary or cash bonus. If the Company agrees to substitute a new option under the Plan for an old Option, or to assume an old Option, as provided for in the Plan, the option price of the Shares covered by each the new Option or assumed Option may be otherwise determined by a formula; provided, however, in no event shall:

(a) the excess of the aggregate fair market value of the shares subject to the Option immediately after the substitution or assumption over the aggregate option price of the shares be more than the excess of the aggregate fair market value of all shares subject to the option immediately prior to the substitution or assumption over the aggregate option price of the shares;

(b) in the case of an Incentive Option, the new Option or the assumption of the old Option give the Option Holder additional benefits that he would not have under the old Option; or

(c) the ratio of the option price to the fair market value of the stock subject to the Option immediately after the substitution or assumption be more favorable to the Option Holder than the ratio of the option price to the fair market value of the stock subject to the old Option immediately prior to the substitution or assumption, on a share by share basis. Notwithstanding the foregoing, the new option price in the case of an Incentive Option shall be subject to the requirements of Section 424(a) of the Internal Revenue, as amended (the “Code”) and the treasury regulations and revenue rulings promulgated thereunder.

Option Period and Terms of Exercise

Options are exercisable in the amounts, at the intervals and upon the terms that the Committee determines. No option may be exercised more than 10 years after it was granted. An exercisable Option may be exercised in whole or in part. The Committee may in its discretion accelerate the vesting of any outstanding Option.

All rights to exercise an Option and any SARs that relate to such Option shall, subject to the paragraph below, terminate one year after the date the Option Holder ceases to be employed by the Company or one of its affiliates, for any reason other than death, becoming disabled or retirement, except that, in the event of termination of employment of the Option Holder on account of (a) fraud or intentional misrepresentation, or (b) embezzlement, misappropriation or conversion of assets or opportunities of the Company or its affiliates, the Option shall thereafter be null and void for all purposes. If the Option Holder’s employment is terminated by reason of his death, becoming disabled, or retirement, all rights to exercise any options shall terminate 5 years after such termination of employment.

If an Option is granted with a term shorter than 10 years, the Committee may extend the term of the Option and any SARs that relate to such Option, but for not more than 10 years from the date when the Option was originally granted. In no event may an Option or any SARs that relate to such Option be exercised after the expiration of its term.

Each grant of an Option under the Plan must be confirmed by an Option agreement between the Company and the Option Holder which sets forth the terms of the stock option.

Exercise of Options and SARs

In the event of an Option Holder’s death, any then exercisable portion of an Option that has been granted to such Option Holder, and any SARs that relate to such Option, may be exercised, within the period ending with the earlier of the fifth anniversary of the date of the Option Holder’s death or the date of the termination of the Option, by the duly authorized representative of the deceased Option Holder’s estate or the permitted transferee to whom such Option and SARs have been transferred.

At any time, and from time to time, during the period when any Option and any SARs that relate to such Option, or a portion thereof, are exercisable, such Option or SARs, or portion thereof, may be exercised in whole or in part; provided, however, that the Committee may require any Option or SAR that is partially exercised to be exercised with respect to at least a stated minimum number of shares of Common Stock.

The exercise price for each Option is payable in full in cash, by certified check or cashier’s check. However, in lieu of cash the person exercising may, if authorized by the Committee at the time of the grant, pay the option price in whole or in part by delivering to the Company shares of Common Stock having a fair market value on the date of exercise equal to the exercise price for the shares being purchased. The exercise price is subject to proportionate adjustment in certain events pursuant to antidilution provisions contained in the Plan. (See the section entitled “Miscellaneous” below.)

Each exercise of SARs, or a portion thereof, must be evidenced by a notice in writing to the Company.

No shares of Common Stock will be issued upon exercise of an Option until full payment therefor has been made, and an exercising Option Holder or permitted transferee shall have none of the rights of a stockholder until the shares are issued to him or her.

Nothing in the Plan or in any agreement under the Plan will require the Company to issue any shares of Common Stock upon exercise of an Option or SAR if the issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, or any other applicable statute or regulation, as then in effect. Upon the exercise of an Option or SAR (as a result of which the exercising Option Holder or permitted transferee receives shares), or portion thereof, the exercising Option Holder or permitted transferee shall give to the Company satisfactory evidence that he is acquiring such shares for the purposes of investment only and not with a view to their distribution; provided, however, if or to the extent that the shares delivered to the exercising Option Holder or permitted transferee shall be included in a registration statement filed by the Company under the Securities Act, such investment representation shall be abrogated.

Transferability of Options and SARs

Except as otherwise provided in the Plan, no Option or any SARs that relate to an Option shall be (i) transferable otherwise than by will or the laws of descent and distribution, or (ii) exercisable during the lifetime of the Option Holder by anyone other than the Option Holder. A Nonqualified Option granted to an Option Holder, and any SARs that relate to such Nonqualified Option, may be transferred by such Option Holder to a permitted transferee (as defined below), provided that (i) there is no consideration for the transfer (other than receipt by the Option Holder of interests in an entity that is a permitted transferee); (ii) the Option Holder (or such Option Holder’s estate or representative) will remain obligated to satisfy all income or other tax withholding obligations associated with the exercise of such Nonqualified Option or SARs; (iii) the Option Holder will notify the Company in writing that the transfer has occurred and disclose to the Company the name and address of the permitted transferee and the relationship of the permitted transferee to the Option Holder; and (iv) the transfer will be effected pursuant to transfer documents in a form approved by the Committee. A permitted transferee may not further assign or transfer any such transferred Nonqualified Option or any SARs that relate to such Nonqualified Option otherwise than by will or the laws of descent and distribution. Following the transfer of an Nonqualified Option and any SARs that relate to such Nonqualified Option to a permitted transferee, such Nonqualified Option and SARs shall continue to be subject to the same terms and conditions that applied to them prior to their transfer by the Option Holder, except that they shall be exercisable by the permitted transferee to whom such transfer was made rather than by the transferring Option Holder. For the purposes of the Plan, the term “permitted transferee” means, with respect to an Option Holder, (i) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the Option Holder, including adoptive relationships, (ii) any person sharing the Option Holder’s household (other than a tenant or an employee), (iii) a trust in which the persons described in clauses (i) and (ii) above have more than fifty percent of the beneficial interest, (iv) a foundation in which the Option Holder and/or persons described in clauses (i) and (ii) above control the management of assets, and (v) any other entity in which the Option Holder and/or persons described in clauses (i) and (ii) above own more than fifty percent of the voting interests.

Modification of Options and SARs

Subject to the terms and conditions of and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options and any SARs that relate to such Options granted under the Plan. The Committee shall not have authority to accept the surrender or cancellation of any Options and any SARs that relate to such Options outstanding under the Plan (to the extent not theretofore exercised) and grant new Options and any SARs that relate to such new Options hereunder in substitution therefor (to the extent not theretofore exercised) at an Option Price that is less than the Option Price of the Options surrendered or canceled. No modification of an outstanding Option and any SARs that relate to such Option granted under the Plan shall, without the consent of the Option Holder, alter or impair any rights or obligations under any Option and any SARs that relate to such Option theretofore granted hereunder to such Option Holder, except as may be necessary, with respect to Incentive Options, to satisfy the requirements of Section 422(b) of the Code.

Restricted Stock

Restricted Stock may be awarded by the Committee to such eligible recipients as it may determine from time to time. Restricted Stock is Common Stock that may not be sold, assigned, transferred, discounted, exchanged, pledged or otherwise encumbered or disposed of until the terms and conditions set by the Committee, which terms and conditions may include, among other things, the achievement of specific goals, have been satisfied (the “Restricted Period”).

During the Restricted Period, unless specifically provided otherwise in accordance with the terms of the Plan, the recipient of Restricted Stock shall be the record owner of such shares and have all the rights of a stockholder with respect to such shares, including the right to vote and the right to receive dividends or other distributions made or paid with respect to such shares. In order to enforce the restrictions applicable to any shares of Restricted Stock, the Committee may at any time require the recipient to deposit with the Company or its designated escrow agent the certificates representing such shares, together with any stock transfer documents, appropriately endorsed in blank.

The Committee has the authority to cancel all or any portion of any outstanding restrictions prior to the expiration of the Restricted Period with respect to any or all of the shares of Restricted Stock awarded to an individual on such terms and conditions as the Committee may deem appropriate. If during the Restricted Period an individual’s continuous employment terminates for any reason, any Restricted Stock remaining subject to restrictions will be forfeited by the individual and transferred at no cost to the Company; provided, however, if the cessation of employment is due to the person’s death, disability, or retirement, the Committee may, in its sole and absolute discretion, deem that the terms and conditions have been met for all or part of such remaining portion. In the event of such forfeiture, the person, or in the event of his death, his personal representative, shall deliver to the Secretary of the Company the certificates of the shares of Restricted Stock remaining subject to such restriction, accompanied by such instruments of transfer, if any, as may reasonably be required by the Secretary of the Company.

After satisfaction of the terms and conditions established by the Committee at the time of award of Restricted Stock, a new certificate, without the restrictive legend required by the Plan to be placed on Restricted Stock, will be issued to the recipient of such shares. If a recipient of Restricted Stock dies after satisfaction of the terms and conditions for the payment of all or a portion of the award, but prior to actual payment of all or such portion thereof, the payment will be made to the recipient’s beneficiary or beneficiaries at the time and in the same manner that the payment would have been made to the recipient.

Amendment, Suspension or Termination

The Board may at any time amend, suspend or terminate the Plan; provided, however, that the Board may not, without approval of the stockholders of the Company, amend the Plan so as to (a) increase the maximum number of shares subject to the Plan, (b) reduce the option price for shares covered by Options granted under the Plan below the price specified in the Plan, or (c) permit the “repricing” of Options and any SARs that relate to such new Options in contravention of the Plan; and provided further, that the Board may not modify, impair or cancel any outstanding Option or SAR that relates to such Option, or the restrictions, terms or conditions applicable to Shares of Restricted Stock, without the consent of the holder thereof.

UK Sub-Plan

Any provision of the Plan to the contrary notwithstanding, the Committee may grant to the employees of the Company or one of its Affiliates whose compensation from the Company or such Affiliate is subject to taxation under the laws of the United Kingdom Options which (i) will terminate one year after the Option Holder’s death, (ii) cannot be transferred to a permitted transferee pursuant to the provisions of the Plan, (iii) cannot be exercised using a means of payment other than cash or a certified check or cashier’s check, and (iv) will not be adjusted pursuant to the Plan without the approval of the Board of Inland Revenue of the United Kingdom.

Miscellaneous

The Plan contains anti-dilution provisions providing for proportionate adjustment in the number of shares of Common Stock (i) subject to the grant of Options or the awards of Restricted Stock and (ii) in the number of shares covered by, and the exercise prices of, outstanding Options granted under the Plan in the event of a stock split, a stock dividend or other recapitalization or merger.

Nothing in the Plan, or in any agreement evidencing the grant of Options, any SARs related to the Options or the award of Restricted Stock will confer any right to an Option Holder to continue in the employ of the Company or interfere in any way with the rights of the Company to terminate the employment at any time with or without cause.

RESTRICTIONS ON RESALE

Rule 144 under 1933 Act

Resales of shares of Common Stock by persons who are deemed to be “affiliates” of the Company, as that term is defined in regulations of the SEC adopted under the Securities Act, as amended (the “1933 Act”), including shares acquired under the Plan, may only be made pursuant to an appropriate registration statement filed under the 1933 Act or pursuant to an applicable exemption from the registration requirements of the 1933 Act. The Company has not filed a registration statement covering the resale of any shares by affiliates. However, sales of shares of Common Stock by affiliates may be made pursuant to Rule 144 adopted by the SEC under the 1933 Act subject to certain limitations provided by Rule 144 concerning, among other things, the number of shares of Common Stock that may be sold during any three-month period and the manner of sale. A Form 144 may also be required to be filed by an affiliate with the SEC in regard to sales by the affiliate under Rule 144. The one-year holding period under Rule 144 does not apply to shares acquired under the Plan.

Section 16(b) under 1934 Act

Under Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company’s directors and officers are liable to the Company for any profits they realize on the purchase and sale (or sale and purchase) of any shares of Common Stock within any period of less than six months. Under certain circumstances, a transaction after a person ceases to be a director or officer of the Company may be matched with a transaction prior to the time the person ceased being a director or officer.

Transactions by directors and officers under the Plan are exempt from these profit recapture rules under Section 16(b) if certain requirements are met. Generally, the grant of a stock option will be exempt from

Section 16(b) if it is either approved in advance by the Company’s board of directors, or by a committee composed solely of two or more “non-employee directors” within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act. Alternatively, a grant will be exempt if it is approved in advance or ratified by the Company’s stockholders at or before the next annual meeting of stockholders. The grant of a stock option also will be exempt if at least six months elapse between the grant date and the disposition of the shares of Common Stock acquired upon exercise of the option. The exercise of a stock option generally will be exempt from the operation of Section 16(b). The sale of Common Stock acquired upon exercise of a stock option generally will not be exempt from Section 16(b). As a result, the sale, or other dispositions, could give rise to Section 16(b) liability if they occur within six months before or after any non-exempt purchases. Plan participants should consult their own legal counsel with respect to these requirements before engaging in transactions in equity securities of the Company.

REGULATORY MATTERS AND TAX QUALIFICATION

The Plan is not governed by the Employee Retirement Income Security Act of 1974, as amended, nor is it a qualified pension, profit sharing or stock bonus plan within the meaning of Section 401(a) of the Code.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following summary is based upon an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Moreover, the following is only a summary of U.S. federal income tax consequences. Actual tax consequences to employees may be either more or less favorable than those described below depending on the employees’ particular circumstances.

Incentive Stock Options. No income will be recognized by an Option Holder for federal income tax purposes upon the grant or exercise of an incentive stock option. The basis of shares transferred to an Option Holder pursuant to the exercise of an incentive stock option is the price paid for the shares. If the Option Holder holds the shares for at least one year after receiving them and two years after the grant of the option, the Option Holder will recognize capital gain or loss upon sale of the shares received upon the exercise equal to the difference between the amount realized on the sale and the basis of the stock. Generally, if the shares are not held for that period, the Option Holder will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price of such shares, or if less (and if the disposition is a transaction in which loss, if sustained, would be recognized), the gain on disposition. Any additional gain or loss realized by the Option Holder upon such disposition will be a capital gain or loss.

The excess of the fair market value of shares received upon the exercise of an incentive stock option over the option price for the shares is an item of adjustment for the Option Holder for purposes of the alternative minimum tax.

The Company is not entitled to a deduction upon the exercise of an incentive stock option by an Option Holder. If the Option Holder disposes of the shares received pursuant to such exercise earlier than one year after receiving the shares or two years after grant of the option, however, the Company may, subject to the deduction limitation described below, deduct an amount equal to the ordinary income recognized by the Option Holder upon disposition of the shares when the Option Holder recognizes the income.

If an Option Holder uses already owned shares of Common Stock to pay the exercise price for shares under an incentive stock option, the resulting tax consequences will depend upon whether the already owned shares of Common Stock are “statutory option stock”, and, if so, whether the Option Holder held the statutory option stock for the applicable holding period referred to in Code Section 424(c)(3)(A). In general, “statutory option stock”

(as defined in Code Section 424(c)(3)(B)) is any stock acquired through the exercise of an incentive stock option or an option granted pursuant to an employee stock purchase plan, but not stock acquired through the exercise of a nonstatutory stock option. If the stock is statutory option stock with respect to which the applicable holding period has been satisfied, no income will be recognized by the Option Holder upon the transfer of such stock in payment of the exercise price of an incentive stock option. If the stock is not statutory option stock, no income will be recognized by the Option Holder upon the transfer of the stock unless the stock is not substantially vested within the meaning of the regulations under Code Section 83 (in which event it appears the Option Holder will recognize ordinary income upon the transfer equal to the amount by which the fair market value of the transferred shares exceeds their basis). If the stock used to pay the exercise price of an incentive stock option is statutory option stock with respect to which the applicable holding period has not been satisfied, the transfer of such stock will be a disqualifying disposition described in Code Section 421(b), which will result in the recognition of ordinary income by the Option Holder in an amount equal to the excess of the fair market value of the statutory option stock at the time the incentive stock option covering such stock was exercised over the option price of the stock. Under present Code provisions, it is not clear whether all shares received upon the exercise of an incentive stock option with already owned shares will be statutory option stock or how the Option Holder’s basis will be allocated among those shares.

Nonqualified Options. No income will be recognized by an Option Holder for federal income tax purposes upon the grant of a Nonqualified Option. Upon exercise of a Nonqualified Option, the Option Holder will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for such shares, and subject to the deduction limitations described below, the Company will be entitled to a deduction equal to the ordinary income recognized by the Option Holder.

The basis of shares transferred to an Option Holder pursuant to exercise of a Nonqualified Option is the price paid for the shares plus an amount equal to any income recognized by the Option Holder as a result of the exercise of the option. If an Option Holder thereafter sells shares acquired upon exercise of a Nonqualified Option, any amount realized over the basis of the shares will constitute capital gain to the Option Holder for federal income tax purposes.

If an Option Holder uses already owned shares of Common Stock to pay the exercise price for shares under a Nonqualified Option, the number of shares received pursuant to the Nonqualified Option which is equal to the number of shares delivered in payment of the exercise price will be considered received in a nontaxable exchange, and the fair market value of the remaining shares received by the Option Holder upon the exercise will be taxable to the Option Holder as ordinary income. If the already owned shares of Common Stock are not “statutory option stock” (as defined in Section 424(c)(3)(B) of the Code) or are statutory option stock with respect to which the applicable holding period referred to in Section 424(c)(3)(A) of the Code has been satisfied, the shares received pursuant to the exercise of the Nonqualified Option will not be statutory option stock and the Option Holder’s basis in the number of shares received in exchange for the stock delivered in payment of the exercise price will be equal to the basis of the shares delivered in payment. The basis of the remaining shares received upon the exercise will be equal to the fair market value of the shares. However, if the already owned shares of Common Stock are statutory option stock with respect to which the applicable holding period has not been satisfied, it is not presently clear whether the exercise will be considered a disqualifying disposition of the statutory option stock, whether the shares received upon the exercise will be statutory option stock, or how the Option Holder’s basis will be allocated among the shares received.

The ordinary income recognized by an Option Holder upon the exercise of a Nonqualified Option is compensation subject to withholding for federal income tax purposes, and the Company must make arrangements with the Option Holder to ensure that the amount of the tax required to be withheld by the Company is paid to the Internal Revenue Service for the benefit of the Option Holder. This tax withholding obligation may be satisfied by an Option Holder at the time of the exercise of a Nonqualified Option by paying cash to the Company or by transferring already owned shares of Common Stock to the Company. If an Option Holder transfers already owned shares of Common Stock to the Company in order to satisfy the Company’s tax withholding obligation, the transfer of such shares will be a taxable event. If the already owned shares of Common Stock are not statutory option stock or are statutory option stock with respect to which the applicable holding period has been satisfied, the amount by which the consideration received by the Option Holder (i.e., the amount of the Option Holder’s tax withholding that is satisfied by the transfer, plus any cash paid by the Company to the Option Holder in lieu of a fractional share) exceeds the Option Holder’s basis in the transferred stock will be a capital gain to the Option Holder (or, if the consideration received is less than the Option Holder’s basis, the difference will be a capital loss to the Option Holder). If the already owned shares of Common Stock are statutory option stock with respect to which the applicable holding period has not been satisfied, the transfer of the shares will be a disqualifying disposition of statutory option stock.

SARs. There will be no federal income tax consequences to either the recipient or the Company upon the grant of SARs. Generally, the recipient will recognize ordinary income subject to withholding upon the exercise of SARs in an amount equal to the amount of cash received and the fair market value of any shares acquired pursuant to the exercise. Subject to the deduction limitations described below, the Company generally will be entitled to a corresponding tax deduction equal to the amount includable in the recipient’s income.

Restricted Stock. If the restrictions imposed upon an award of Restricted Stock under the Plan are of a nature that such shares are both subject to a substantial risk of forfeiture and are not freely transferable within the meaning of Section 83 of the Code, the recipient of such award will not recognize income for federal income tax purposes at the time of the award unless such recipient affirmatively elects to include the fair market value of the shares of Restricted Stock on the date of the award, less any amount paid therefor, in gross income for the year of the award pursuant to Section 83(b) of the Code. In the absence of such an election, the recipient will be required to include in income for federal income tax purposes in the year in which occurs the date the shares either become freely transferable or are no longer subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code, the fair market value of the shares of Restricted Stock on such date, less any amount paid therefor. The Company will be entitled to a deduction at the time of income recognition to the recipient in an amount equal to the amount the recipient is required to include in income with respect to the shares, subject to the deduction limitations described below. If a Section 83(b) election is made within 30 days after the date the Restricted Stock is received, the recipient will recognize ordinary income at the time of the receipt of the Restricted Stock and the Company will be entitled to a corresponding deduction equal to the fair market value (determined without regard to applicable restrictions) of the shares at such time less the amount paid, if any, by the recipient for the Restricted Stock. If a Section 83(b) election is made, no additional income will be recognized by the recipient upon the lapse of restrictions on the Restricted Stock, but, if the Restricted Stock is subsequently forfeited, no deduction will be allowed to the recipient with respect to such forfeiture. Dividends paid to a recipient holding Restricted Stock before the expiration of the restriction period will be additional compensation taxable as ordinary income to the recipient, unless the recipient made an election under Section 83(b). Subject to the deduction limitations described below, the Company generally will be entitled to a corresponding tax deduction equal to the dividends includable in the recipient’s income as compensation. If the recipient has made a Section 83(b) election, the dividends will be dividend income, rather than additional compensation, to the recipient.

If the restrictions imposed upon an award of Restricted Stock under the Plan are not of a nature that such shares are both subject to a substantial risk of forfeiture and not freely transferable, within the meaning of Section 83 of the Code, the recipient will recognize ordinary income for federal income tax purposes at the time of the award in an amount equal to the fair market value of the shares of Restricted Stock on the date of the award, less any amount paid therefor. The Company will be entitled to a deduction at such time in an amount equal to the amount the recipient is required to include in income with respect to the shares, subject to the deduction limitations described below.

Limitations on the Company’s Compensation Deduction. Code Section 162(m) limits the deduction which the Company may take for otherwise deductible compensation payable to certain executive officers of the Company to the extent that compensation paid to such officers for such year exceeds $1 million, unless such compensation is performance-based, is approved by the Company’s stockholders and meets certain other criteria. Compensation attributable to a stock option is deemed to satisfy the requirements for performance-based compensation only if (i) the grant is made by a committee composed of two or more outside directors; (ii) the plan states the maximum number of shares with respect to which options may be granted during a specified period to any employee; and (iii) under the terms of the option, the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of the option grant. The Plan has not been designed to enable grants of incentive and nonstatutory stock options to qualify as performance-based compensation for purposes of Code Section 162(m).

Need to Consult Tax Advisor. The above summary relates to U.S. federal income tax consequences only and applies to U.S. citizens and foreign persons who are U.S. residents for U.S. federal income tax purposes. The U.S. federal income tax consequences associated with the issuance of Common Stock to nonresident aliens depends upon a number of factors, including whether such issuance is considered to be U.S. source income and whether the provisions of any treaty are applicable. The acquisition, ownership or disposition of shares of Common Stock may also have tax consequences under various state and foreign laws. Since these tax consequences, as well as the federal income tax consequences described above, may vary from person to person depending upon the particular facts and circumstances involved, each participant should consult such participant’s own tax advisor with respect to the federal income tax consequences of the acquisition of Common Stock under the Plan, and also with respect to any tax consequences under applicable state and foreign laws.

AVAILABILITY OF CERTAIN DOCUMENTS

INCORPORATED BY REFERENCE

Certain documents of the Company (excluding exhibits thereto other than exhibits which are specifically incorporated herein by reference) described below are available without charge upon written or oral request directed to the Company’s Secretary at the Company’s executive offices at 100 Glenborough, Suite 100, Houston, Texas 77067, (telephone (281) 872-3100). Each of the following documents has been filed with the SEC and incorporated by reference into this Prospectus and the Company’s registration statements on Form S-8 filed with the SEC on                 , 2004, to register under the Securities Act the shares of Common Stock to be issued under the Plan:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed March 15, 2004.

(b)	The following reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the AExchange Act@), since the end of the fiscal year ended December 31, 2003:

(i) the Company=s Quarterly Report on Form 10-Q, filed on August 6, 2004;

(ii) the Company=s Quarterly Report on Form 10-Q, filed on May 10, 2004;

(iii) the Company=s Current Report on Form 8-K, filed on May 10, 2004; and

(iv) the Company’s Current Report on Form 8-K, filed on January 16, 2004.

(c)

The description of the Common Stock, of the Company set forth as Item 1 of the Company’s registration statement on Form 8-A filed             and on Form 8-A filed August 28, 1997, as amended, pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such information.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or subsequent to the date of this Prospectus and prior to the termination of the offering of Common Stock under the Plan are deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from their date of filing.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus is deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other contemporaneously or subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Each Option Holder who has not already received a copy of the Company’s most recent Annual Report to Stockholders will receive a copy of such Annual Report with this Prospectus. Upon a written or oral request, the Company will furnish without charge an additional copy of such Annual Report to any Option Holder or awardee who received such Annual Report in advance of this Prospectus. Each Option Holder or awardee will receive copies of all reports, proxy statements and other communications distributed to the Company’s stockholders no later than the time such material is sent to such stockholders.

This Prospectus may be updated in the future by furnishing to Option Holders an appendix, supplement, memorandum or replacement page containing updated information. This Prospectus will not be redistributed with any updating information to persons who have already received a copy. Accordingly, this Prospectus should be retained together with any updating information that is distributed from time to time. Copies of this Prospectus and any updating information may, however, be obtained without charge by any Option Holder upon a written or oral request made to the Company.

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER

THE SECURITIES ACT OF 1933

To:	Holders of Restricted Stock, Restricted Stock Units, Performance Shares and Options Previously Granted under the Noble Energy, Inc. 1992 Stock Option and Restricted Stock Plan and/or the 2017 Long-Term Incentive Plan, as applicable

Date:	October 5, 2020

Re:	Conversion of Outstanding Restricted Stock, Restricted Stock Units, Performance Shares and Options as a Result of the Completion of the Merger of Noble Energy, Inc. and Chevron Corporation

Conversion of Outstanding Restricted Stock, Restricted Stock Units, Performance Shares and Options

On July 20, 2020, Noble Energy, Inc. (“Noble”), Chevron Corporation (“Chevron” or the “Company”) and Chelsea Merger Sub, Inc., a direct, wholly owned subsidiary of Chevron, entered into the Agreement and Plan of Merger (the “Merger Agreement” and such transaction, the “Merger”). As you know, the Merger was completed on October 5, 2020. At the effective time of the Merger, each outstanding share of Noble common stock, par value $0.01 per share (each, a “Noble Share”) was converted into the right to receive 0.1191 of a validly issued, fully paid and non-assessable share of Chevron common stock, par value $0.75 per share.

In connection with the Merger, all then-outstanding awards of restricted stock (“Restricted Stock”), restricted stock units (“RSUs”), performance shares (“Performance Shares”) and nonqualified stock options (“Options”) granted under Noble’s 1992 Stock Option and Restricted Stock Plan or Noble’s 2017 Long-Term Incentive Plan (in each case, as amended or restated from time to time, collectively, the “Plans”) in respect of Noble Shares (each, a “Noble Original Award”) have been adjusted and converted into corresponding awards (each, a “Chevron Conversion Award”) in respect of shares of Chevron common stock, par value $0.75 per share (“Chevron Shares”). In connection with the adjustment and conversion of the Noble Original Awards described above, Performance Shares outstanding at the time of Merger were deemed to have been earned at the “target” performance level and have been converted into an award of service-based vesting RSUs with respect to a fixed number of Chevron Shares.

The number of Chevron Shares subject to such resulting Chevron Conversion Awards, other than options to purchase Chevron Shares, was determined by multiplying the number of Noble Shares subject to the corresponding Noble Original Awards (assuming that any performance-based vesting conditions applicable to such Noble Original Awards were achieved at the “target performance level”) by 0.1191, rounded to the nearest whole number. The number of Chevron Shares subject to such resulting options to purchase Chevron Shares was determined by multiplying the number of Noble Shares subject to the Options by 0.1191, rounded down to the nearest whole number. Similarly, the exercise price of the Options converted into options to purchase Chevron Shares was adjusted by dividing the original exercise price by 0.1191, rounded up to the nearest one hundredth of a cent. Except for the adjustments described above, the Merger did not change the terms and conditions of your outstanding awards. Each Chevron Conversion Award will remain subject to the same vesting and acceleration of vesting terms and conditions (other than any performance-based vesting conditions) as were applicable to the corresponding Noble Original Award prior to the Merger. Your awards continue to be governed by the applicable Plan.

The obligations under the Plans and the award agreements issued thereunder with respect to each Chevron Conversion Award have been assumed by Chevron effective as of the closing of the Merger.

If you have any questions about your Chevron Conversion Awards, please contact:

Chevron Stock Administration

Chevron Corporation

6001 Bollinger Canyon Road

San Ramon, CA 94583-2324

(925) 842-1000

Other Information About the Plans

The Plans are not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended, and they are not a “qualified” plan under Section 401(a) of the Code.

The documents that were previously delivered to you that were a part of the prospectus relating to Noble’s 1992 Stock Option and Restricted Stock Plan and/or Noble’s 2017 Long-Term Incentive Plan contain important information about the Plans. Information that describes Chevron or Chevron Shares or relates to the incorporation of Chevron’s filings with the U.S. Securities and Exchange Commission (the “SEC”) is superseded by the information below. In addition, except where the context clearly requires otherwise, references in the Plan to Noble or the board of directors of Noble or any committee thereof will be deemed to refer to Chevron, the board of directors of Chevron or any committee thereof, as applicable. Following the closing of the Merger, the Plans will be amended to provide that they will be administered by the Vice President, Chief Human Resources Officer of Chevron or his or her designee.

Please note that any discussion of U.S. Federal income tax consequences in the documents simultaneously delivered to you reflects the law in effect as of the dates of such documents. Since that time, there have been changes in the tax laws. You should seek advice, based on your particular circumstances, from an independent tax advisor about the consequences of exercising options and disposing of Chevron Shares acquired upon any vesting, settlement or exercise of Restricted Shares, RSUs, Performance Shares and Options.

About Chevron Shares

Chevron has registered Chevron Shares with the SEC under the U.S. Securities Act of 1933, as amended (the “Securities Act”), for issuance under the Plans.

The prospectus of which this document is a part (the “Prospectus”) may be used only in connection with offers and sales by Chevron of Chevron Shares under the Plans and may not be used by a participant for reoffers or resales of Chevron Shares.

Information about Chevron

Chevron is subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). To comply with the Exchange Act, Chevron files reports, proxy statements and other information with the SEC.

Chevron has filed the following documents with the SEC. They are incorporated in this document by reference:

1.	Chevron’s Annual Report on Form 10-K for the year ended December 31, 2019;

2.	Chevron’s definitive proxy statement on Schedule 14A for the 2020 annual meeting of shareholders;

3.	Chevron’s quarterly reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020;

4.

Chevron’s Current Reports on Form 8-K filed on January 3, 2020, February 3, 2020, March 24, 2020, May 12, 2020, May 29, 2020, July 20, 2020, August 13, 2020, September 9, 2020, September 24, 2020 and October 2, 2020 (other than the portions of those documents not deemed to be filed pursuant to the rules promulgated under the Exchange Act); and

5.

the description of the Chevron common stock contained in Chevron’s certificate of incorporation, dated May 30, 2008, filed as Exhibit 3.1 to Chevron’s Quarterly Report on Form 10-Q filed with the SEC on August 7, 2008 (which updates and supersedes the description in Chevron’s registration statements filed under Section 12 of the Exchange Act), including any amendment or report filed with the SEC for the purpose of updating this description.

All documents filed by Chevron pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold will be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any supplement to this Prospectus or any subsequently filed document modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

You can obtain copies of the above documents (not including exhibits unless specifically incorporated into such documents) without charge upon written or oral request to:

Chevron Corporation

Attn: Corporate Secretary and Chief Governance Officer

6001 Bollinger Canyon Road

San Ramon, CA 94583-2324

(925) 842-1000

In addition, Chevron will provide, or cause to be provided, without charge, upon written or oral request at the address or phone number provided above, to all such persons who do not otherwise receive such materials, copies of all reports, proxy statements and other communications distributed to its shareholders generally.

Chevron Shares delivered upon vesting, settlement or exercise of Restricted Stock, RSUs, Performance Shares and Options under the Plans may be newly issued shares or shares acquired in the market and otherwise (treasury shares). No fees, commissions or other charges will be payable to Chevron other than any applicable withholding tax.

The Plans are not subject to any of the provisions of the U.S. Employee Retirement Income Security Act of 1974, as amended, and are not qualified under Section 401(a) of the U.S. Internal Revenue Code.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following statement sets forth the estimated amounts of expenses, other than underwriting discounts and commissions, to be borne by us in connection with the offerings described in this registration statement:

Securities and Exchange Commission Registration Fee	$3,969.43
Trustee’s Fees	n/a
Printing and Engraving Expenses	35,000
Accounting Fees and Expenses	40,000
Legal Fees and Expenses	40,000
Miscellaneous Expenses	5,000

Total Expenses	$123,969.43

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) permits the indemnification of any person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (other than judgments, fines and amounts paid in settlement in an action or suit by or in the right of the corporation to procure a judgment in its favor) actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee or agent of the corporation, or serving or having served, at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

Both Article VIII of Chevron’s certificate of incorporation and Article VIII of Chevron’s By-Laws provide for indemnification of its directors, officers, employees and other agents and any person serving or having served, at the request of the corporation, as a director, officer, manager, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other organization or enterprise, to the fullest extent permitted by law.

As permitted by section 102 of the DGCL, Chevron’s certificate of incorporation eliminates the liability of a Chevron director for monetary damages to Chevron and its stockholders for any breach of the director’s fiduciary duty, except for liability under section 174 of the DGCL or liability for any breach of the director’s duty of loyalty to Chevron or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction from which the director derived an improper personal benefit.

The directors and officers of Chevron are covered by policies of insurance under which they are insured, within limits and subject to limitations, against certain expenses not indemnifiable by Chevron in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, in which they are parties by reason of being or having been directors or officers.

ITEM 16.	EXHIBITS.

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of Chevron Corporation, dated May 30, 2008, filed as Exhibit 3.1 to Chevron Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, and incorporated herein by reference.

4.2	By-laws of Chevron Corporation, as amended September 30, 2020, filed as Exhibit 3.1 to Chevron Corporation’s Current Report on Form 8-K filed October 2, 2020, and incorporated herein by reference.

5.1*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP regarding legality of Chevron common stock being registered.

23.1*	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (contained in Exhibit 5.1).

23.2*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm of Chevron Corporation.

23.3*	Consent of PricewaterhouseCoopers LLP for Tengizchevroil LLP.

24.1*	Powers of Attorney for directors of Chevron Corporation, authorizing, among other things, the signing of registration statements on their behalf.

99.1

Noble Energy, Inc. 2017 Long-Term Incentive Plan (amended and restated effective April 23, 2019), filed as Exhibit 10.1 to Noble Energy, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 (File No. 001-07964) and incorporated herein by reference.

99.2	Amendment to Noble Energy, Inc. 2017 Long-Term Incentive Plan (amended effective December 30, 2019), filed as Exhibit 10.31 to Noble Energy, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (File No. 001-07964) and incorporated herein by reference.

99.3	2015 Stock Plan for Non-Employee Directors of Noble Energy, Inc. (as amended and restated effective October 20, 2015), filed as Exhibit 10.4 to Noble Energy, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 (File No. 001-07964) and incorporated herein by reference.

99.4	2005 Stock Plan for Non-Employee Directors of Noble Energy, Inc. (as amended and restated effective October 20, 2015), filed as Exhibit 10.3 to Noble Energy, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 (File No. 001-07964) and incorporated herein by reference.

99.5

Noble Energy, Inc. 1992 Stock Option and Restricted Stock Plan (amended and restated effective October 20, 2015), filed as Exhibit 10.2 to Noble Energy, Inc.’s Quarterly report on Form 10-Q for the quarter ended September 30, 2015 (File No. 001-07964) and incorporated herein by reference.

*	Filed herewith

ITEM 17. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, notwithstanding the foregoing, that any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon, State of California, on the October 5, 2020.

CHEVRON CORPORATION

By:	/s/ Michael K. Wirth
Name: Title:	Michael K. Wirth Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed below by the following persons in the capacities indicated on October 5, 2020.

Principal Executive Officer (and Director)		Directors

/s/ Michael K. Wirth Michael K. Wirth Chairman of the Board and Chief Executive Officer		* Wanda M. Austin

Principal Financial Officer		* John B. Frank

/s/ Pierre R. Breber Pierre R. Breber Vice President and Chief Financial Officer		* Alice P. Gast

Principal Accounting Officer		* Enrique Hernandez, Jr.

/s/ David A. Inchausti David A. Inchausti Vice President and Controller		* Jon M. Huntsman Jr.

* Charles W. Moorman IV

* Dambisa F. Moyo

* Debra Reed-Klages

* Ronald D. Sugar

* By	/s/ Mary A. Francis Mary A. Francis Attorney-In-Fact	* D. James Umpleby III